Exhibit 10.1

AMENDMENT NO. 2 TO CREDIT AGREEMENT

AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”), dated as of January 30, 2014, is made with respect to the Credit Agreement dated as of September 23, 2011, (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among McKesson Corporation (the “Company”), McKesson Canada Corporation (together with the Company, the “Borrowers”), the lenders from time to time party thereto, Bank of America, N.A., as administrative agent (the “Administrative Agent”), and Bank of America, N.A., as Canadian Administrative Agent (the “Canadian Administrative Agent”).

The parties hereto agree as follows:

Defined Terms. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

Amendment.

Section 1.01 of the Credit Agreement is hereby amended by:

amending and restating the definition of “Celesio Acquisition Closing Date” in its entirety as follows:

“Celesio Acquisition Closing Date” means the date on which Celesio first becomes a Subsidiary of the Borrower pursuant to the private sale, convertible bond purchase and tender offer contemplated by the Share Purchase Agreement, dated as of January 23, 2014, among the Borrower, Bidco and Franz Haniel & Cie. GmbH and the Sale and Purchase Agreement relating to the convertible bonds issued by Celesio dated as of January 23, 2014, among the Borrower, Bidco, Elliott International, L.P., The Liverpool Limited Partnership and Elliott Capital Advisors, L.P.

replacing “October 23, 2013” with “January 23, 2014” in the definition of “Celesio Bridge Facility”; and

replacing “October 23, 2013” with “January 23, 2014” in the definition of “Celesio Bridge Effective Date”.

Section 7.04 of the Credit Agreement is hereby amended by replacing “October 23, 2013” with “January 23, 2014”.

Representations and Warranties. Each Borrower represents and warrants that:

the representations and warranties of such Borrower contained in Article V of the Credit Agreement shall be true and correct on and as of the Amendment Effective Date (as defined below), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 3 of this Amendment, the representations and warranties contained in Section 5.08(a) of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Section 6.01(a) and Section 6.01(b) of the Credit Agreement, respectively; and

after giving effect to this Amendment, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.

Effectiveness. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which each of the following conditions shall be satisfied:

The Administrative Agent shall have received from each Borrower, the Canadian Administrative Agent and the Lenders party hereto, who constitute the Required Lenders, either (i) a counterpart of this Amendment signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent that such party has signed a counterpart of this Amendment;

The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Company certifying that the representations and warranties contained in Section 3 of this Amendment are true and correct; and

The Borrower shall have paid all expenses of the Administrative Agent payable pursuant to Section 11.04(a) of the Credit Agreement to the extent invoiced on or prior the Amendment Effective Date (including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent).

Reference to and Effect Upon the Credit Agreement.

Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Canadian Administrative Agentor any other party under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

On and as of the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference, and each reference in any other Loan Document to “the Credit Agreement”, “thereof”, “thereunder”, “therein” or “thereby” or any other similar reference to the Credit Agreement shall refer to the Credit Agreement as amended hereby.

Loan Document. This Amendment is a “Loan Document” under the Credit Agreement.

Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York.

Counterparts. This Amendment may be signed in any number of counterparts by each of the Borrower, the Administrative Agent, and the Lenders party hereto, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart hereof by facsimile or electronic transmission (e.g., “pdf” or “tif”) shall be as effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

MCKESSON CORPORATION

By:	/s/ Nicholas A. Loiacono
Name: Nicholas A. Loiacono
Title: Vice President and Treasurer

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Joan Mok
Name: Joan Mok
Title: Vice President

BANK OF AMERICA, N.A. (acting through its Canada Branch), as Canadian Administrative Agent

By:	/s/ Medina Sales de Andrade
Name: Medina Sales de Andrade
Title: Vice President

BANK OF AMERICA, N.A., as Lender

By:	/s/ Zubin R. Shroff
Name: Zubin R. Shroff
Title: Director

BANK OF AMERICA, N.A. (acting through its Canada Branch), as Canadian Lender

By:	/s/ Medina Sales de Andrade
Name: Medina Sales de Andrade
Title: Vice President

Wells Fargo Bank National Association

By:	/s/ Kirk Tesch
Name: Kirk Tesch
Title: Director

JPMORGAN CHASE BANK, N.A.

By:	/s/ Vanessa Chiu
Name: Vanessa Chiu
Title: Executive Director

The Bank of Tokyo-Mitsubishi UFJ, Ltd.

By:	/s/ Jaime Sussman
Name: Jaime Sussman
Title: VP

THE BANK OF NOVA SCOTIA

By:	/s/ Eugene Dempsey
Name: Eugene Dempsey
Title: Director

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Joyce P. Dorsett
Name: Joyce P. Dorsett
Title: Vice President

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as Lender

By:	/s/ Deborah Dias
Name: Deborah Dias
Title: Executive Director

By:	/s/ Craig Squires
Name: Craig Squires
Title: Managing Director

Goldman Sachs Bank USA

By:	/s/ Michelle Latzoni
Name: Michelle Latzoni
Title: Authorized Signatory

Fifth Third Bank

By:	/s/ Thomas Avery
Name: Thomas Avery
Title: Relationship Manager

THE TORONTO-DOMINION BANK

By:	/s/ Marie Fernandes
Name: Marie Fernandes
Title: Authorized Signatory

THE TORONTO-DOMINION (TEXAS) LLC

By:	/s/ Marie Fernandes
Name: Marie Fernandes
Title: Authorized Signatory

Lloyds Bank PLC

By:	/s/ Dennis McClellan
Name: Dennis McClellan
Title: Assistant Vice President M040

By:	/s/ Stephen Giacolone
Name: Stephen Giacolone
Title: Assistant Vice President G011

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”), dated as of November 15, 2013, is made with respect to the Credit Agreement dated as of September 23, 2011, (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among McKesson Corporation (the “Company”), McKesson Canada Corporation (together with the Company, the “Borrowers”), the lenders from time to time party thereto, Bank of America, N.A., as administrative agent (the “Administrative Agent”), and Bank of America, N.A., as Canadian Administrative Agent (the “Canadian Administrative Agent”).

The parties hereto agree as follows:

Section 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

Section 2. Amendment.

(a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following terms in the appropriate alphabetical order:

“Bidco” means Dragonfly GmbH & Co. KGaA, a limited partnership based on shares organized under the laws of Germany.

“Celesio” means Celesio AG, a stock corporation organized under the laws of Germany.

“Celesio Acquisition Closing Date” means the date on which Celesio first becomes a Subsidiary of the Borrower pursuant to the private sale and tender offer contemplated by the Share Purchase Agreement, dated as of October 23, 2013, among the Borrower, Bidco and Franz Haniel & Cie. GmbH.

“Celesio Bridge Facility” means that certain Senior Bridge Term Loan Agreement, dated as of October 23, 2013, among McKesson Corporation, as borrower, the other lenders party thereto and Bank of America, N.A., as administrative agent.

“Celesio Bridge Closing Date” means the “Closing Date” as such term is defined in the Celesio Bridge Facility.

“Celesio Bridge Effective Date” means the October 23, 2013.

“Celesio Default” has the meaning specified in Section 8.04.

“Clean-up Period” has the meaning specified in Section 8.04.

(b) Section 1.01 of the Credit Agreement is hereby amended by amending the definition of “GAAP” therein set forth to add the following at the end thereof:

“; provided that, to the extent related to Celesio, “GAAP” means either the foregoing or IFRS, consistently applied.”

(c) Section 7.04 of the Credit Agreement is hereby amended and restated in its entirety as follows:

The Company shall not permit the ratio of Total Debt to Total Capitalization as of the last day of any calendar month (x) prior to the Celesio Acquisition Closing Date to exceed 0.565 to 1.00 and (y) from the Celesio Acquisition Closing Date to exceed 0.65 to 1.00; provided that clause (y) shall not apply (and clause (x) shall be deemed to apply at all times) if the Share Purchase Agreement, dated as of October 23, 2013, among the Borrower, Bidco and Franz Haniel & Cie. GmbH, has expired in accordance with its terms (after giving effect to any amendment or extension thereof) and the Celesio Acquisition Closing Date has not occurred prior to such expiration.

(d) The following Section 8.04 is hereby inserted after Section 8.03 of the Credit Agreement:

“8.04 Clean-up Period

During the period beginning on the Celesio Bridge Closing Date and ending on the later of (i) 90 days from and including the Celesio Bridge Closing Date and (ii) 60 days following the discovery by a Responsible Officer of the Company of a Celesio Default (as defined below), which discovery occurs within the time period referred to in clause (i) (the “Clean-up Period”), none of the Administrative Agent or any Lender may (x) declare that a Default or an Event of Default has occurred (and no such Default or Event of Default will be deemed to otherwise exist hereunder during the Clean-Up Period), or (y) terminate the Commitments, declare the Loans to be due and payable or require the Borrowers to Cash Collateralize the L/C Obligations and Bankers’ Acceptances as a result solely of one or more Defaults or Events of Default described in Section 8.01, in each case, insofar as it relates to Celesio or any of its Subsidiaries (including for the avoidance of doubt any Default or Event of Default arising under Section 8.01(e) with respect to the Relevant Obligations of Celesio) (a “Celesio Default”); provided that:

(a) the event or circumstance giving rise to such Celesio Default, or the result of such Celesio Default, (i) directly relates to Celesio or any of its subsidiaries (or any of their businesses, assets or liabilities), (ii) is capable of being cured or remedied during the Clean-up Period and (subject to any restrictions and limitations on the influence Bidco may exercise as shareholder of Celesio pursuant to mandatory German corporate law) commercially reasonable steps are taken by the Company or Bidco to remedy it, (iii) could not reasonably be expected to have a Material Adverse Effect, (iv) has not been procured or approved by the Company or Bidco, and (v) was either not known by a Responsible Officer of the Borrower prior to the Celesio Bridge Effective Date or was disclosed or otherwise described in the financial statements and reports of Celesio publicly filed prior to the Celesio Bridge Effective Date; and

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(b) that the Administrative Agent and the Lenders shall be entitled to exercise any and all rights and remedies granted to them hereunder and under the Loan Documents with respect to any such Default or Event of Default that is still in existence after the expiration of the Clean-up Period.”

Section 3. Representations and Warranties. Each Borrower represents and warrants that:

(a) the representations and warranties of such Borrower contained in Article V of the Credit Agreement shall be true and correct on and as of the Amendment Effective Date (as defined below), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 3 of this Amendment, the representations and warranties contained in Section 5.08(a) of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Section 6.01(a) and Section 6.01(b) of the Credit Agreement, respectively; and

(b) after giving effect to this Amendment, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.

Section 4. Effectiveness. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which each of the following conditions shall be satisfied:

(a) The Administrative Agent shall have received from each Borrower, the Canadian Administrative Agent and the Lenders party hereto, who constitute the Required Lenders, either (i) a counterpart of this Amendment signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent that such party has signed a counterpart of this Amendment;

(b) The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Company certifying that the representations and warranties contained in Section 3 of this Amendment are true and correct; and

(c) The Borrower shall have paid all expenses of the Administrative Agent payable pursuant to Section 11.04(a) of the Credit Agreement to the extent invoiced on or prior the Amendment Effective Date (including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent).

Section 5. Reference to and Effect Upon the Credit Agreement.

(a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Canadian Administrative Agentor any other party under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

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(b) Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(c) On and as of the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference, and each reference in any other Loan Document to “the Credit Agreement”, “thereof”, “thereunder”, “therein” or “thereby” or any other similar reference to the Credit Agreement shall refer to the Credit Agreement as amended hereby.

Section 6. Loan Document. This Amendment is a “Loan Document” under the Credit Agreement.

Section 7. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York.

Section 8. Counterparts. This Amendment may be signed in any number of counterparts by each of the Borrower, the Administrative Agent, and the Lenders party hereto, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart hereof by facsimile or electronic transmission (e.g., “pdf” or “tif”) shall be as effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

MCKESSON CORPORATION

By:	/s/ Nicholas Loiacono
	Name:	Nicholas Loiacono
	Title:	Vice President and Treasurer

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Joan Mok
	Name:	Joan Mok
	Title:	Vice President

BANK OF AMERICA, N.A. (acting through its Canada Branch), as Canadian Administrative Agent

By:	/s/ Medina Sales de Andrade
	Name:	Medina Sales de Andrade
	Title:	Vice President

BANK OF AMERICA, N.A., as Lender

By:	/s/ Zubin R. Shroff
	Name:	Zubin R. Shroff
	Title:	Director

BANK OF AMERICA, N.A. (acting through its Canada Branch), as Canadian Lender

By:	/s/ Medina Sales de Andrade
	Name:	Medina Sales de Andrade
	Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Kirk Tesch
	Name:	Kirk Tesch
	Title:	Director

J.P. MORGAN CHASE BANK, N.A.

By:	/s/ Vanessa Chiu
	Name:	Vanessa Chiu
	Title:	Executive Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:	/s/ Jaime Sussman
	Name:	Jaime Sussman
	Title:	VP

THE BANK OF NOVA SCOTIA

By:	/s/ Eugene Dempsey
	Name:	Eugene Dempsey
	Title:	Director

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Conan Schleicher
	Name:	Conan Schleicher
	Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, CANADA BRANCH

By:	/s/ Joseph Rauhala
	Name:	Joseph Rauhala
	Title:	Principal Officer

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH

By:	/s/ Alan Pendergast
	Name:	Alan Pendergast
	Title:	Executive Director

By:	/s/ Deborah Dias
	Name:	Deborah Dias
	Title:	Executive Director

GOLDMAN SACHS BANK USA

By:	/s/ Michelle Latzoni
	Name:	Michelle Latzoni
	Title:	Authorized Signatory

PNC BANK NATIONAL ASSOCIATION

By:	/s/ Matthew D. Meister
	Name:	Matthew D. Meister
	Title:	Assistant Vice President

FIFTH THIRD BANK

By:	/s/ Thomas Avery
	Name:	Thomas Avery
	Title:	Relationship Manager

By:	/s/ Karen Ahern
	Name:	Karen Ahern
	Title:	SVP

HSBC BANK USA, N.A.

By:	/s/ Janet Lee
	Name:	Janet Lee
	Title:	Vice President

TORONTO DOMINION (TEXAS) LLC

By:	/s/ Marie Fernandes
	Name:	Marie Fernandes
	Title:	Authorized Signatory

THE TORONTO-DOMINION BANK

By:	/s/ Marie Fernandes
	Name:	Marie Fernandes
	Title:	Authorized Signatory

LLOYDS BANK PLC

By:	/s/ Stephen Giacolone
	Name:	Stephen Giacolone
	Title:	Assistant Vice President G011

By:	/s/ Karen Weich
	Name:	Karen Weich
	Title:	Vice President W011

Published CUSIP Number: 58155CAA2

CREDIT AGREEMENT

Dated as of September 23, 2011

McKESSON CORPORATION

and

McKESSON CANADA CORPORATION,

collectively, the Borrowers,

BANK OF AMERICA, N.A.,

as Administrative Agent,

BANK OF AMERICA, N.A. (acting through

its Canada branch), as Canadian Administrative Agent,

JPMORGAN CHASE BANK, N.A.

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Syndication Agents,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as L/C Issuer,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

THE BANK OF NOVA SCOTIA,

and

U.S. BANK NATIONAL ASSOCIATION

as Co-Documentation Agents,

and

The Other Lenders Party Hereto

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

Sole Lead Arranger and Sole Book Manager

ARTICLE I	DEFINITIONS AND ACCOUNTING TERMS	1

1.01	Defined Terms	1

1.02	Other Interpretive Provisions	22

1.03	Accounting Terms	23

1.04	Rounding	23

1.05	References to Agreements and Laws	23

1.06	Times of Day	24

1.07	Letter of Credit Amounts	24

ARTICLE II	THE COMMITMENTS AND CREDIT EXTENSIONS	24

2.01	Committed Loans	24

2.02	Borrowings, Conversions and Continuations of Committed Loans	26

2.03	Letters of Credit	28

2.04	Bankers’ Acceptances for McKesson Canada	36

2.05	Prepayments	42

2.06	Termination or Reduction of Commitments	42

2.07	Repayment of Loans	43

2.08	Interest	43

2.09	Fees	44

2.10	Computation of Interest and Fees	44

2.11	Evidence of Debt	44

2.12	Payments Generally	45

2.13	Sharing of Payments	47

2.14	Currency Exchange Fluctuations	47

2.15	Increase in Commitments	48

2.16	Utilization of Commitments in Canadian Dollars	49

2.17	Extension of Maturity Date	49

2.18	Defaulting Lenders	51

ARTICLE III	TAXES, YIELD PROTECTION AND ILLEGALITY	53

3.01	Taxes	53

3.02	Illegality	54

3.03	Inability to Determine Rates	55

3.04	Increased Cost and Reduced Return; Capital Adequacy	55

3.05	Funding Losses	56

3.06	Matters Applicable to all Requests for Compensation	57

3.07	Survival	57

ARTICLE IV	CONDITIONS PRECEDENT TO CREDIT EXTENSIONS	57

4.01	Conditions to Effectiveness	57

4.02	Existing Revolving Credit Agreement	59

4.03	Conditions to all Credit Extensions	60

ARTICLE V	REPRESENTATIONS AND WARRANTIES	61

5.01	Corporate Existence and Power	61

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5.02	Corporate Authorization; No Contravention	61

5.03	Governmental Authorization	61

5.04	Binding Effect	61

5.05	Litigation	62

5.06	No Default	62

5.07	Use of Proceeds; Margin Regulations	62

5.08	Financial Condition	62

5.09	Regulated Entities	62

5.10	No Burdensome Restrictions	62

5.11	Subsidiaries	63

5.12	Secured Indebtedness	63

5.13	Taxes	63

ARTICLE VI	AFFIRMATIVE COVENANTS	63

6.01	Financial Statements	63

6.02	Certificates; Other Information	64

6.03	Notices	65

6.04	Preservation of Existence, Etc	65

6.05	Maintenance of Insurance	66

6.06	Payment of Taxes	66

6.07	Compliance with Laws	66

6.08	Books and Records	66

6.09	Inspection Rights	66

6.10	Use of Proceeds	66

ARTICLE VII	NEGATIVE COVENANTS	67

7.01	Liens	67

7.02	Consolidations and Mergers	68

7.03	Use of Proceeds	69

7.04	Maximum Debt to Capitalization Ratio	69

7.05	Swap Contracts	69

ARTICLE VIII	EVENTS OF DEFAULT AND REMEDIES	69

8.01	Events of Default	69

8.02	Remedies Upon Event of Default	71

8.03	Application of Funds	72

ARTICLE IX	ADMINISTRATIVE AGENT	72

9.01	Appointment and Authorization of Agents	72

9.02	Rights as a Lender	73

9.03	Exculpatory Provisions	73

9.04	Delegation of Duties	74

9.05	Reliance by Agents	74

9.06	Successor Agents	75

9.07	Non-Reliance on Agents and Other Lenders	75

9.08	No Other Duties, Etc	75

9.09	Administrative Agent May File Proofs of Claim	75

ARTICLE X	THE COMPANY’S GUARANTY OF OTHER BORROWERS’ OBLIGATIONS	76

10.01	Guaranty of the Guarantied Obligations	76

10.02	Liability of the Company Absolute	77

10.03	Waivers by the Company	78

10.04	Payment by the Company; Application of Payments	79

10.05	Guarantor’s Rights of Subrogation, Contribution, Etc	80

10.06	Subordination of Other Obligations	80

10.07	[RESERVED]	81

10.08	Expenses	81

10.09	Continuing Guaranty; Termination of Guaranty	81

10.10	Authority of the Company or any Guarantied Borrower	81

10.11	Financial Condition of Guarantied Borrowers	81

10.12	Rights Cumulative	81

10.13	Bankruptcy; Post-Petition Interest; Reinstatement of Guaranty	81

ARTICLE XI	MISCELLANEOUS	82

11.01	Amendments, Etc	82

11.02	Notices and Other Communications; Facsimile Copies	83

11.03	No Waiver; Cumulative Remedies; Enforcement	85

11.04	Expenses; Indemnity; Damage Waiver	86

11.05	Payments Set Aside	88

11.06	Successors and Assigns	88

11.07	Treatment of Certain Information; Confidentiality	93

11.08	Set-off	94

11.09	Interest Rate Limitation	94

11.10	Counterparts	94

11.11	Integration	94

11.12	Survival of Representations and Warranties	95

11.13	Severability	95

11.14	Tax Forms	95

11.15	Replacement of Lenders	98

11.16	Governing Law	99

11.17	Waiver of Right to Trial by Jury	99

11.18	No Advisory or Fiduciary Responsibility	100

11.19	USA Patriot Act Notice	100

11.20	Judgment	100

11.21	Limitation of McKesson Canada Liability	101

SCHEDULES

2.01	Commitments, Pro Rata Shares and Affiliate Banks

5.11	Subsidiaries

5.12	Material Secured Indebtedness

11.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

A	Form of Committed Loan Notice

B-1	Form of Note (McKesson Corporation)

B-2	Form of Note (McKesson Canada Corporation)

C	Form of Compliance Certificate

D	Form of Assignment and Assumption

E	Form of Drawing Notice

F	Form of Joinder Agreement

G	Form of Domestic Borrower Notice

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of September 23, 2011, among McKESSON CORPORATION, a Delaware corporation (the “Company”), McKESSON CANADA CORPORATION, a Nova Scotia unlimited company and indirect wholly owned subsidiary of the Company (“McKesson Canada”), any Subsidiary of the Company that has executed and delivered to the Administrative Agent a joinder agreement in the form of Exhibit F hereto pursuant to Section 7.02(d) (together with the Company and McKesson Canada, the “Borrowers” and each a “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and each individually, a “Lender”), BANK OF AMERICA, N.A. acting through its Canada branch, as Canadian Administrative Agent with respect to the Canadian Loans and the Bankers’ Acceptance Facility (as hereinafter defined), BANK OF AMERICA, N.A., as Administrative Agent, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as L/C Issuer.

The Borrowers have requested that the Lenders make available, for the purposes specified in this Agreement, a revolving credit facility, and the Lenders are willing to make available to the Borrowers such revolving credit facility upon the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement (including the introductory clauses hereto), the following terms shall have the meanings set forth below:

“Acceptance Usage” means, as at any date of determination, the aggregate Face Amount of all completed Bankers’ Acceptances which have not been repaid by McKesson Canada whether or not due and whether or not held by a Lender. For purposes of this definition, any Bankers’ Acceptance that has been prepaid in full shall not be deemed to be outstanding and all Bankers’ Acceptances shall be valued in Dollar Equivalents as of the applicable Computation Date.

“Acquired Debt Default” means an event of default under a Relevant Obligation of a Person which becomes a Subsidiary after the date hereof, which event of default occurs by reason of the change of control of such Person by virtue of the transaction pursuant to which it becomes a Subsidiary. For avoidance of doubt, an event of default under another Relevant Obligation of the Company or a Subsidiary by virtue of a cross default to an event of default described in the preceding sentence is not an Acquired Debt Default.

“Additional Commitment Lender” has the meaning specified in Section 2.17.

“Administrative Agent” means Bank of America, N.A. in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify the Borrowers and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Agent Parties” has the meaning specified in Section 11.02(c).

“Agents” means the Administrative Agent and the Canadian Administrative Agent.

“Aggregate Canadian Commitments” means the aggregate Canadian Commitments of all the Canadian Lenders, which is an amount equal to $200,000,000 on the date hereof. The Aggregate Canadian Commitments are a part of, and not an addition to, the Aggregate Commitments.

“Aggregate Commitments” means the aggregate Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“Anniversary Date” has the meaning specified in Section 2.17.

“Applicable Agent” means (a) the Administrative Agent in the case of Domestic Loans and Letters of Credit and (b) the Canadian Administrative Agent in the case of Canadian Loans and in connection with the Bankers’ Acceptance Facility.

“Applicable Borrower” means (a) any Domestic Borrower, in the case of Domestic Loans and Letters of Credit and (b) McKesson Canada, in the case of Canadian Loans and Bankers’ Acceptances.

“Applicable Currency” means, as to any particular payment or Loan, Dollars in the case of Domestic Loans and Letters of Credit and Canadian Dollars in the case of Canadian Loans and the Bankers’ Acceptance Facility.

“Applicable Rate” means, from time to time, the rate, expressed in basis points per annum, corresponding to the applicable Debt Rating as set forth below:

Pricing Level	Debt Ratings S&P/Moody’s/Fitch	Facility Fee	Eurodollar Rate Loans, Letters of Credit and Bankers’ Acceptances	Base Rate Loans and Canadian Prime Rate Loans
1	Greater than or equal to A+/A1/A+	7.0	68.0	0
2	A/A2/A	8.0	79.5	0
3	A-/A3/A-	10.0	90.0	0
4	BBB+/Baa1/BBB+	12.5	112.5	12.5
5	Less than or equal to BBB/Baa2/BBB	15.0	135.0	35

“Debt Rating” means, as of any date of determination, the available ratings as determined by S&P, Moody’s and/or Fitch (collectively, the “Debt Ratings”) of the Company’s non-credit-enhanced, senior unsecured long-term debt; provided that (a) if the Company shall maintain a rating of its non-credit-enhanced, senior unsecured long-term debt from only two of S&P, Moody’s and Fitch then the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 6 being the lowest), unless there is a split in Debt Ratings of more than one Pricing Level, in which case the Applicable Rate shall be determined by reference to a Debt Rating that is one Pricing Level lower than the higher of the Company’s two Debt Ratings, (b) if the Company shall maintain a Debt Rating of its non-credit-enhanced, senior unsecured long-term debt from only one of S&P, Moody’s and Fitch, then that single Debt Rating shall apply, (c) if the Company shall maintain a Debt Rating of its non-credit-enhanced, senior unsecured long-term debt from all three of S&P, Moody’s and Fitch and there is a difference in such Debt Ratings, (i) if there is a difference of only one Pricing Level between the highest and lowest of such Debt Ratings, the Applicable Rate shall be determined by reference to the higher Debt Rating, and (ii) if there is a difference of more than one Pricing Level between any of the Debt Ratings, and if two Debt Ratings are equivalent and the third Debt Rating is lower, the Applicable Rate shall be determined by reference to the higher Debt Rating; otherwise the Applicable Rate shall be determined by reference to a Debt Rating that is one Pricing Level below the highest of the Company’s three Debt Ratings and (d) if the Company shall fail to maintain any Debt Rating of its non-credit-enhanced, senior unsecured long-term debt from any of S&P, Moody’s and Fitch, then the Applicable Rate shall be the same as the Applicable Rate that would apply if the Company had the lowest Debt Ratings set forth in the Applicable Rate grid above.

Initially, the Applicable Rate shall be determined based upon the Debt Rating specified in the certificate delivered pursuant to Section 4.01(a)(vi). Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the Company to the Administrative Agent of notice thereof pursuant to Section 6.03(e) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as sole lead arranger and sole book manager.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D.

“Attorney Costs” means and includes all fees, expenses and disbursements of any law firm or other external counsel and, without duplication, the allocated cost of internal legal services and all expenses and disbursements of internal counsel; provided that no fees, expenses or disbursements shall qualify as Attorney Costs unless written evidence substantiating such fees, expenses and disbursements is available to the Company upon request.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended March 31, 2011, and the related consolidated statements of operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.

“Availability Period” means the period from and including the date hereof to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“BA Canada” means Bank of America, N.A. (acting through its Canada branch), and its successors.

“Bank of America” means Bank of America, N.A. and its successors.

“Bankers’ Acceptance” has the meaning set forth in Section 2.04(a).

“Bankers’ Acceptance Credit Extension” means, with respect to any Bankers’ Acceptance, the acceptance thereof or the renewal or increase of the amount thereof.

“Bankers’ Acceptance Facility” means the facility established by Section 2.04(a).

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Beneficiary” means, in relation to a Letter of Credit, from time to time, the initial beneficiary, a transferee beneficiary, a successor beneficiary, a nominated bank, a negotiating bank or a confirming bank with respect to such Letter of Credit, as applicable.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Charlotte, North Carolina or San Francisco, California, or, in the case of Canadian Loans or in connection with the Bankers’ Acceptance Facility, Toronto, are authorized or required by law to close and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Canadian Administrative Agent” means BA Canada, in its capacity as the Canadian administrative agent for the Canadian Lenders, and any successor Canadian administrative agent.

“Canadian Administrative Agent’s Office” means the Canadian Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Canadian Administrative Agent may from time to time notify the Borrowers and Canadian Lenders.

“Canadian Commitment” means, as to each Canadian Lender, an aggregate amount equal to the amount set forth opposite its name in the column under the heading “Canadian Commitments” on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Canadian Dollars” and “Cdn.$” each means the lawful money of Canada.

“Canadian Exposure” means, as to any Canadian Lender (a) prior to the termination of the Canadian Commitment, such Canadian Lender’s Canadian Commitment and (b) after the termination of the Canadian Commitment, the Total Canadian Outstandings for such Canadian Lender.

“Canadian Lender” means each Canadian bank listed on Schedule 2.01 as a Canadian Lender, and their successors and assigns.

“Canadian Loan” means any Loan made to McKesson Canada pursuant to Section 2.01(b) denominated in Canadian Dollars, which may be a Eurodollar Rate Loan or a Canadian Prime Rate Loan.

“Canadian Participant” has the meaning set forth in Section 2.01(b)(ii).

“Canadian Participation” has the meaning set forth in Section 2.01(b)(ii).

“Canadian Prime Rate” means, for any day, with respect to any Canadian Loan, a fluctuating rate per annum equal to the higher of (a) the rate announced by the Canadian Administrative Agent from time to time as its prime lending rate, as in effect from time to time, and (b) a rate equal to the CDOR that would apply to a one-month Bankers’ Acceptance accepted by BA Canada if made on such day plus 0.75% per annum. As to any loan, the Canadian Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Canadian Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Canadian Prime Rate. Any change in the reference rate announced by the Canadian Administrative Agent shall take effect at the opening of business on the day specified in the announcement of such change.

“Canadian Prime Rate Loans” means Canadian Loans bearing interest at rates determined by reference to the Canadian Prime Rate.

“Canadian Pro Rata Share” means, as to any Canadian Lender at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Canadian Lender’s Canadian Exposure divided by the combined Canadian Exposure of all Canadian Lenders (including, in each case, Canadian Exposure of Affiliates of Canadian Lenders). The initial Canadian Pro Rata Share of each Canadian Lender is set forth opposite the name of such Canadian Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Canadian Lender becomes a party hereto, as applicable.

“Canadian Resident” shall mean a Person that is either (a) a resident of Canada for purposes of the Income Tax Act (Canada) or (b) the Canada branch of an authorized foreign bank that will receive all amounts contemplated under this agreement as part of its Canadian banking business for purposes of the Income Tax Act (Canada).

“Canadian Spot Rate” means the rate quoted by Bank of America as the spot rate for the purchase by Bank of America of such currency with another currency through its FX Trading Office at approximately 8:00 a.m. on the Computation Date.

“Cash Collateralize” has the meaning specified in Section 2.03(g).

“CDOR” means, for any day and relative to Bankers’ Acceptances having any specified Face Amount and maturity, the average of the annual rates for Bankers’ Acceptances having such specified Face Amount and maturity (or a Face Amount and maturity as closely as possible comparable to such specified Face Amount and maturity) of the banks named in Schedule I to the Bank Act (Canada) that appears on the Reuters Screen CDOR page as of at 10:00 a.m. (Eastern time) on such day (or, if such day is not a Business Day, as of 10:00 a.m. (Eastern time) on the next preceding Business Day), provided that if such rate does not appear on the Reuters Screen CDOR page at such time on such date, CDOR for such date will be the annual rate of interest (rounded upward to the nearest whole multiple of 1/100 of 1% calculated) as of 10:00 a.m. (Eastern time) on such date on the basis of the discount amount at which the Canadian Administrative Agent is then offering to purchase Bankers’ Acceptances accepted by it having a comparable aggregate Face Amount and identical maturity date to the aggregate Face Amount and maturity date of such Bankers’ Acceptances.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a)(i) with respect to the Company, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 51% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right)

(provided that “Change of Control” shall not include any such acquisition which occurs as part of a transaction consisting of (x) the Company becoming a wholly owned subsidiary of a holding company and (y) the holders of the voting stock of such holding company immediately following such transaction are substantially the same as the holders of the Company’s voting stock immediately prior to such transaction) and (ii) with respect to the Domestic Subsidiary that becomes a Borrower pursuant to Section 7.02(d), any “person” or “group” other than the Company becomes the “beneficial owner”, directly or indirectly, of any equity securities of such Domestic Subsidiary entitled to vote for members of the board of directors or equivalent governing body of such Domestic Subsidiary on a fully-diluted basis; or

(b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

“Clearing House” means The Canadian Depository for Securities Limited, or such alternative clearing house within the meaning of The Depository Bills and Notes Act (Canada).

“Code” means the Internal Revenue Code of 1986.

“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans (including any Canadian Commitment of any Canadian Lender to make Canadian Loans or purchase Bankers’ Acceptances) to the Borrowers pursuant to Article II and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The Commitment for any Lender that has an Affiliate is a single value for such Lender and its Affiliate taken together.

“Committed Loan” means a Domestic Loan or a Canadian Loan.

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Company” has the meaning specified in the introductory clause hereto.

“Company Guaranty” means the Company’s guaranty of the Obligations of each other Borrower, the terms of which guaranty are located in Article X of this Agreement.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Computation Date” has the meaning specified in Section 2.16(a).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Credit Extension” means each of the following: (a) a Borrowing, (b) a Bankers’ Acceptance Credit Extension and (c) an L/C Credit Extension.

“Debt Rating” has the meaning specified in the definition of “Applicable Rate.”

“Debtor Relief Laws” means the Bankruptcy Code of the United States, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that, with respect to a Eurodollar Rate Loan or Canadian Prime Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means, subject to Section 2.18, (a) any Lender that (i) has failed to fund any portion of the Committed Loans or participations in L/C Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, (ii) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, (iii) has notified any Borrower, the Administrative Agent or any other Lender that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder (unless such writing or public statement relates to such Lenders’ obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied) or under other agreements in which it commits to extend credit, (iv) has failed, within three (3) Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (iv) upon receipt of such written confirmation by the Administrative Agent), (v) has, or has a direct or indirect parent company that has, (x) become the subject of an Insolvency Proceeding, (y) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (z) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment (provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority) and (b) any Canadian Lender that has failed to purchase any Draft or Bankers’ Acceptance.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in Canadian Dollars, the equivalent amount in Dollars as determined by the Applicable Agent at such time on the basis of the Canadian Spot Rate for the purchase of Dollars with Canadian Dollars on the most recent Computation Date provided for in Section 2.16(a).

“Domestic Borrower” means the Company and the Domestic Subsidiary that has become a Borrower pursuant to a joinder agreement in the form of Exhibit F as contemplated by Section 7.02(d).

“Domestic Borrower Notice” has the meaning specified in Section 7.02(d).

“Domestic Lender” means each Lender acting in the capacity of a domestic lender listed on Schedule 2.01 as a Domestic Lender, and their successors and assigns.

“Domestic Loan” means any Loan made to a Domestic Borrower pursuant to Section 2.01(a) denominated in Dollars, which may be a Eurodollar Rate Loan or a Base Rate Loan.

“Domestic Subsidiary” means each Subsidiary of the Company that is organized or existing under the laws of the United States, any state of the United States or the District of Columbia.

“Draft” means, at any time, a bill of exchange, within the meaning of the Bills of Exchange Act (Canada) drawn by McKesson Canada to be accepted by a Canadian Lender (which upon such acceptance will be a Bankers’ Acceptance) and bearing such distinguishing letters and numbers as such Canadian Lender may determine, but which at such time, except as otherwise provided herein, has not been accepted by a Canadian Lender.

“Drawing” means an acceptance of completed Drafts by a Canadian Lender or by any other Person pursuant to Section 2.04.

“Drawing Date” means any Business Day fixed pursuant to Section 2.04(b) for a Drawing.

“Drawing Fee” means, with respect to the Drafts issued by McKesson Canada hereunder and accepted as provided herein on any Drawing Date, an amount equal to the Drawing Fee Rate multiplied by the aggregate Face Amount of such Drafts, calculated, in each case, on the basis of the term to maturity of such Draft and a year of 365 or 366 days, as the case may be (rounded to the nearest whole cent, with one-half of one cent being rounded up).

“Drawing Fee Rate” means, in calculating the Drawing Fee for any Draft, the Applicable Rate for Bankers’ Acceptances.

“Drawing Notice” has the meaning set forth in Section 2.04(b)(i).

“Drawing Purchase Price” means, in respect of Drafts to be accepted by a Canadian Lender or any other Person, the difference between (a) the result (rounded to the nearest whole cent, with one-half of one cent being rounded up) obtained by dividing the aggregate Face Amount of such Drafts by the sum of one plus the product of (i) the Effective Discount Rate multiplied by (ii) a fraction the numerator of which is the term of maturity of such Drafts and the denominator of which is 365; and (b) the applicable Drawing Fee.

“Effective Discount Rate” means (a) with respect to any Bankers’ Acceptance accepted by a Canadian Lender named on Schedule I to the Bank Act (Canada), the rate determined by the Canadian Administrative Agent as being CDOR on the applicable Drawing Date, and (b) with respect to any Bankers’ Acceptance accepted by any other Canadian Lender, the lesser of (i) the rate advised by such Canadian Lender to the Canadian Administrative Agent as being the discount rate of such Canadian Lender, calculated on the basis of a year of 365 or 366 days, as applicable, and determined in accordance with normal market practice, for bankers’ acceptances of such Lender having comparable Face Amount and identical maturity date to the Face Amount and maturity date of such Bankers’ Acceptance and (ii) the rate determined by the Canadian Administrative Agent in accordance with clause (a) above plus 0.07% per annum.

“Eligible Assignee” has the meaning specified in Section 11.06(g).

“Environmental Laws” means any and all federal, state, provincial, municipal, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines or penalties), of the Company or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials or (d) the release or threatened release of any Hazardous Materials into the environment.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

“Eurodollar Base Rate” has the meaning specified in the definition of Eurodollar Rate.

“Eurodollar Rate” means

(a) for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate
1.00 — Eurodollar Reserve Percentage

where,

“Eurodollar Base Rate” means, for such Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m. London time two Business Days prior to the commencement of such Interest Period for deposits in the Applicable Currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurodollar Base Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in the Applicable Currency for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank eurodollar market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate
1.00 — Eurodollar Reserve Percentage

where,

“Eurodollar Base Rate” means the rate per annum equal to (i) BBA LIBOR, as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to such date, for Dollar deposits with a term of one month commencing on that day or, (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at the date and time of determination.

“Eurodollar Rate Loan” means a Committed Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”

“Eurodollar Reserve Percentage” means, for any day during any Interest Period (A) in the case of Domestic Loans, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Domestic Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) and (B) in the case of Canadian Loans, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Canadian Lender, under any applicable regulations of the central bank or other relevant Governmental Authority in Canada. The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Taxes” has the meaning specified in Section 3.01(a).

“Existing Letters of Credit” means those letters of credit issued prior to the date hereof for the account of the Company or one of its Subsidiaries, as identified by the L/C Issuer to the Administrative Agent in a writing confirmed by the Company on or prior to the date hereof.

“Existing Maturity Date” has the meaning specified in Section 2.17.

“Existing Revolving Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of June 8, 2007 among the Company, McKesson Canada, Bank of America, as administrative agent, BA Canada, as Canadian administrative agent, Wachovia Bank, National Association, as L/C issuer, and the lenders from time to time party thereto, as amended to date.

“Exposure” means, with respect to any Lender, (a) prior to the termination of the Commitment, such Lender’s Commitment and (b) after the termination of the Commitment, the Total Outstandings for such Lender.

“Extending Lender” has the meaning specified in Section 2.17.

“Face Amount” means, in respect of a Draft or a Bankers’ Acceptance, as the case may be, the amount payable to the holder thereof on its maturity.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement, and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the weighted average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter agreement, dated September 8, 2011, among the Company, the Administrative Agent and the Arranger.

“Fitch” means Fitch, Inc., a majority-owned subsidiary of Fimalac, S.A., and any successor thereto.

“Foreign Lender” has the meaning specified in Section 11.14(a)(i).

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“FX Trading Office” means the Foreign Exchange Trading Unit of Bank of America located in London, England, or such other of Bank of America’s offices as Bank of America may designate from time to time or, if Bank of America is no longer the Administrative Agent, the offices of Administrative Agent as Administrative Agent may designate from time to time.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning specified in Section 11.06(h).

“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantied Obligations” has the meaning set forth in Section 10.01.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following:

(a) all obligations of such Person for borrowed money;

(b) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(c) all non-contingent reimbursement or payment obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments;

(d) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(e) capital leases and Synthetic Lease Obligations;

(f) net obligations of such Person under any Swap Contract;

(g) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); and

(h) all indebtedness referred to in clauses (a) through (g) above (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person, whether or not such indebtedness shall have been assumed by such Person or is limited in recourse.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Liabilities” has the meaning set forth in Section 11.04.

“Indemnitees” has the meaning set forth in Section 11.04.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other

Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under any Debtor Relief Law.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan or a Canadian Prime Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Canadian Prime Rate Loan, (i) the fifth Business Day following the end of each calendar quarter and (ii) the Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Applicable Borrower in its Committed Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the applicable Domestic Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to any such Letter of Credit.

“Laws” means, collectively, all international, foreign, Canadian, federal, state, provincial, municipal and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means Wells Fargo Bank, National Association in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as its “Lending Office” or “Domestic Lending Office” or “Eurodollar Lending Office,” as the case may be, in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.

“Letter of Credit” means (a) any letter of credit issued hereunder and (b) each of the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five Business Days prior to the Maturity Date then in effect.

“Letter of Credit Sublimit” means an amount equal to $500,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing); provided that “Lien” shall not include (i) the interest of a lessor under an operating lease or (ii) the sale of accounts receivable.

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Committed Loan.

“Loan Documents” means this Agreement, any joinder agreement delivered pursuant to Section 7.02(d), any Notes, any Drafts, any Bankers’ Acceptances, the Fee Letter and all other documents delivered to the Administrative Agent, Canadian Administrative Agent or any Lender in connection herewith.

“Loan Parties” means, collectively, the Borrowers.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the FRB.

“Master Agreement” has the meaning set forth in the definition of “Swap Contract.”

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Borrower to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Borrower of any Loan Document to which it is a party.

“Material Subsidiary” means, at any time, (a) McKesson Canada and (b) any other Subsidiary having at such time 10% or more of the Company’s consolidated total (gross) revenues for the preceding four fiscal quarter period, as of the last day of the preceding fiscal quarter based upon the Company’s most recent annual or quarterly financial statements delivered to the Administrative Agent under Section 6.01.

“Maturity Date” means the later of (a) September 23, 2016 or (b) if the term of this Agreement is extended pursuant to Section 2.17, such extended termination date as determined pursuant to such Section; provided, however, that, in each case, if such date is not a Business Day, the next preceding Business Day; provided further that with respect to any Non-Extending Lender, the Maturity Date of such Non-Extending Lender’s Commitment shall be the Existing Maturity Date notwithstanding the extension of Commitments by any other Lender pursuant to Section 2.17.

“McKesson Canada” has the meaning specified in the introductory paragraph hereto.

“Member” means a Canadian Lender that has entered into a contract of membership with the Clearing House.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Worth” means (a) sum of (i) the capital stock, (ii) additional paid in capital, (iii) retained earnings (or minus accumulated deficits) and (iv) accumulated other comprehensive income, minus (b) treasury stock, in each case, of the Company and its Subsidiaries determined on a consolidated basis in conformity with GAAP on such date.

“Non-Extending Lender” has the meaning specified in Section 2.17.

“Note” means a promissory note executed by a Borrower in favor of a Lender pursuant to Section 2.11, substantially in the form of Exhibit B-1 with respect to Domestic Loans or substantially in the form of Exhibit B-2 with respect to Canadian Loans.

“Notice Date” has the meaning specified in Section 2.17.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Draft, Bankers’ Acceptance or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Organization Documents” means, with respect to (a) any corporation, the certificate or articles of incorporation and the bylaws, (b) any limited liability company, the certificate of formation and limited liability company agreement or operating agreement, (c) any partnership, the certificate of formation and partnership agreement, and (d) any organization incorporated or formed in any non-U.S. jurisdiction, constitutive documents with respect to such organization that are equivalent or comparable to the foregoing, as may be applicable.

“Other Taxes” has the meaning specified in Section 3.01(b).

“Outstanding Amount” means (a) with respect to Committed Loans and on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans occurring on such date; (b) with respect to any Bankers’ Acceptances on any date, the amount of the Acceptance Usage on such date after giving effect to any Bankers’ Acceptance Credit Extension occurring on such date and any other changes in the aggregate amount of the Acceptance Usage as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Bankers’ Acceptance or any reductions in the maximum amount available for drawing under Bankers’ Acceptance taking effect on such date; and (c) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Overnight Canadian Rate” means, for any day, the rate of interest per annum at which overnight deposits in Canadian Dollars, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by the Administrative Agent’s London Branch to major banks in the London or other applicable offshore interbank market.

“Participant” has the meaning specified in Section 11.06(d)(i).

“Participant Register” has the meaning specified in Section 11.06(d)(ii).

“Participation Funding Date” has the meaning specified in Section 2.01(b)(ii)(A).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by any Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time; provided that if the Commitment of each Lender to make Loans, the obligation of the Canadian Lenders to make Bankers’ Acceptance Credit Extensions and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Proceedings” has the meaning set forth in Section 6.03(c).

“Qualified Receivables Transaction” mean any transaction or series of transactions entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries sells, conveys or otherwise transfers to (i) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in (all of the following constituting “Receivables Program Assets”), any accounts receivable (whether now existing or arising in the future) or inventory of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable or inventory, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable or inventory.

“Receivables Subsidiary” means a Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivable or inventory (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (ii) is recourse or obligates the Company or any Subsidiary of the Company in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of the Company or any Subsidiary of the Company (other than accounts receivable or inventory and related assets as provided in the definition of “Qualified Receivables Transaction”), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms customary for securitization of receivables or inventory and (c) with which neither the Company nor any Subsidiary of the Company has any obligations to maintain or preserve such Subsidiary’s financial condition or cause such Subsidiary to achieve certain levels of operating results. CGSF Funding Corporation, a Delaware corporation, shall be deemed a Receivables Subsidiary.

“Register” has the meaning set forth in Section 11.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Relevant Obligation” has the meaning set forth in Section 8.01(e).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to a Bankers’ Acceptance, a Drawing Notice and (c) with respect to an L/C Credit Extension, a Letter of Credit Application.

“Request Period” has the meaning specified in Section 2.17.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the Commitment of each Lender to make Loans, the obligation of each Canadian Lender to make Bankers’ Acceptance Credit Extensions and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in Bankers’ Acceptances and L/C Obligations being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination, decree or order of an arbitrator or of a Governmental

Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject, including but not limited to any Environmental Law.

“Response Deadline” has the meaning specified in Section 2.17.

“Responsible Officer” means the chief executive officer, president, chief financial officer, corporate vice president or the treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“SPC” has the meaning specified in Section 11.06(h).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company, unlimited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind (other than Eligible ASRs, as defined below), and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement relating to any of the foregoing (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement (other than Eligible ASRs). “Eligible ASR” shall mean any accelerated share repurchase documented under a Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” has the meaning specified in Section 3.01(a).

“Total Canadian Outstandings” means (a) as to all Lenders at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Canadian Loans plus (ii) the Acceptance Usage, in each case valued in Dollar Equivalents, and (b) as to any Canadian Lender at any date of determination, the sum of (x) the aggregate principal amount of all outstanding Canadian Loans made by such Canadian Lender or its Affiliate plus (y) the Acceptance Usage of such Canadian Lender or its Affiliate, in each case valued in Dollar Equivalents.

“Total Capitalization” means, on any date, the sum of (a) Total Debt and (b) the Net Worth on such date.

“Total Debt” means, on any date, the difference of (a) all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis on such date, minus (b) Indebtedness incurred by any Receivables Subsidiary in connection with a Qualified Receivables Transaction.

“Total Outstandings” means (a) as to all Lenders at any date of determination, the sum of (i) the Outstanding Amount of all Loans and L/C Obligations plus (ii) the Acceptance Usage, in each case valued in Dollar Equivalents, and (b) as to any Lender at any date of determination, the sum of (x) the Outstanding Amount of all Loans and L/C Obligations of such Lender or its Affiliate plus (y) the Acceptance Usage of such Lender or its Affiliate, in each case valued in Dollar Equivalents.

“Type” means (a) with respect to a Domestic Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan and (b) with respect to a Canadian Loan, its character as a Canadian Prime Rate Loan or a Eurodollar Rate Loan.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i).

“Wholly-Owned Subsidiary” means any Subsidiary in which (other than directors’ qualifying shares required by law) 100% of the capital stock of each class or other interests having ordinary voting power, and 100% of the capital stock of every other class or other interests, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)(i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii) The term “including” is by way of example and not limitation.

(iv) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”.

(d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c) If the Company shall elect as of the end of any financial reporting period to prepare financial statements in accordance with International Financial Reporting Standards, as published by the International Accounting Standards Board (“IFRS”), rather than GAAP, then, following delivery to Administrative Agent of a completed Compliance Certificate attaching the information required to be delivered for such financial reporting period, the parties hereto shall use their best efforts to amend (in a manner mutually satisfactory to Lenders and Borrowers) the thresholds or methods of calculation of any financial ratio or requirement set forth in any Loan Document such that compliance therewith is neither more nor less burdensome (as determined by the Required Lenders in their sole discretion) to Borrowers as a result of such conversion to IFRS and, thereafter, all references in the Loan Documents to GAAP shall be deemed references to IFRS.

(d) All references herein to consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

1.04 Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).

1.07 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 Committed Loans.

(a) Subject to the terms and conditions set forth herein, each Lender severally agrees to make Domestic Loans to the Domestic Borrowers from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations and all Bankers’ Acceptances (taking into account any Canadian Participations when determining the Total Canadian Outstandings of a Canadian Lender) shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Domestic Borrowers may borrow under this Section 2.01(a), prepay under Section 2.05, and reborrow under this Section 2.01(a). Domestic Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(b)(i) Subject to the terms and conditions set forth herein, each Canadian Lender severally agrees to make Canadian Loans to McKesson Canada from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Canadian Commitment; provided, however, that, after giving effect to any Borrowing under the Canadian Commitments, (A) the Total Outstandings shall not exceed the Aggregate Commitments, (B) the Total Canadian Outstandings shall not exceed the Aggregate Canadian Commitments, (C) McKesson Canada shall be a Wholly-Owned Subsidiary, (D) the aggregate Outstanding Amount of the Canadian Loans of any Canadian Lender, plus such Lender’s Pro Rata Share of the Acceptance Usage (taking into account any Canadian Participations when determining the Total Canadian Outstandings of a Canadian Lender) shall not exceed its Canadian Commitment, and (E) all Canadian Loans to McKesson Canada shall be made by the Canadian Lenders, shall be denominated and payable in Canadian Dollars and no other currency and shall not be Base Rate Loans. Within the limits of each

Lender’s Canadian Commitment, and subject to the other terms and conditions hereof, McKesson Canada may borrow under this Section 2.01(b)(i), prepay under Section 2.05 and reborrow under this Section 2.01(b)(i). Canadian Loans may be Canadian Prime Rate Loans or Eurodollar Rate Loans, as provided herein.

(ii)(A) Subject to Section 2.01(b)(ii)(B) below, on the Participation Funding Date (as defined below) each Lender that is not a Canadian Lender shall be deemed to have purchased, and hereby agrees to purchase, a participation in each outstanding Canadian Loan and Bankers’ Acceptance Credit Extension in an amount equal to its Pro Rata Share of the unpaid amount of such Canadian Loan or Bankers’ Acceptance Credit Extension together with accrued interest thereon (each, a “Canadian Participation”), such Canadian Participation to be governed by this Section 2.01(b)(ii)(A) and not by Section 11.06(d) hereof. Only upon demand from any Canadian Lender on or after the date of (X) any Event of Default under Sections 8.01(a), 8.01(f) or 8.01(g) or (Y) an acceleration of the maturity pursuant to Section 8.02(b) of any amounts owing to the Canadian Lenders under this Agreement (the date of such demand, the “Participation Funding Date”), each such Lender that has purchased a Canadian Participation (each a “Canadian Participant”) shall deliver to the Canadian Administrative Agent an amount equal to its Canadian Participation in same day funds and in Canadian Dollars at the Canadian Administrative Agent’s Office for distribution to Canadian Lenders in accordance with their Canadian Pro Rata Share. If any amount required to be paid by any Canadian Participant pursuant to this Section 2.01(b)(ii)(A) is not paid to the Canadian Administrative Agent when due but is paid within three Business Days after the date such payment is due, such Canadian Participant shall pay to the Canadian Administrative Agent for distribution to Canadian Lenders on demand an amount equal to the product of (i) such amount, times (ii) the Overnight Canadian Rate, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 365 or 366, as the case may be. If such amount required to be paid by any Canadian Participant pursuant to this Section 2.01(b)(ii)(A) is not in fact made available to the Canadian Administrative Agent within three Business Days after the date such payment is due, the Canadian Administrative Agent shall be entitled to recover from such Canadian Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum equal to the rate applicable thereto in accordance with the preceding sentence plus the Applicable Rate. A certificate of the Canadian Administrative Agent submitted to any Canadian Participant with respect to any amounts owing under this Section 2.01(b)(ii)(A) shall be conclusive in the absence of manifest error. In the event the Canadian Administrative Agent receives a payment with respect to any Canadian Loan in which Canadian Participations have been purchased and as to which the purchase price has been requested by the Canadian Administrative Agent and delivered by a Canadian Participant as in this Section 2.01(b)(ii)(A) provided, the Canadian Administrative Agent shall promptly distribute to such Canadian Participant its share of such payment based on its Canadian Participation. If the Canadian Administrative Agent pays any amount to a Canadian Participant pursuant to this Section 2.01(b)(ii)(A) in the belief or expectation that a related payment has been or will be received or collected and such related payment is not received or collected by the Canadian Administrative Agent, then such Canadian Participant will promptly on demand by the Canadian Administrative Agent return such amount to the Canadian Administrative Agent, together with interest thereon at such rate as the Canadian Administrative Agent shall determine to be customary between banks for correction of errors. If the Canadian Administrative Agent determines at any time that any amount received or collected by the Canadian Administrative Agent pursuant to this

Agreement is to be returned to McKesson Canada under this Agreement or paid to any other Person or entity pursuant to any Debtor Relief Laws, any sharing clause in this Agreement, or otherwise, then, notwithstanding any other provision of this Agreement, the Canadian Administrative Agent shall not be required to distribute any portion thereof to any Canadian Participant, and each such Canadian Participant will promptly on demand by the Canadian Administrative Agent repay any portion that the Canadian Administrative Agent shall have distributed to such Canadian Participant, together with interest thereon at such rate, if any, as the Canadian Administrative Agent shall pay to McKesson Canada or such other Person or entity with respect thereto. If any amounts returned to McKesson Canada or reimbursed by a Canadian Participant pursuant to this Section 2.01(b)(ii)(A) are later recovered by the Canadian Administrative Agent, the Canadian Administrative Agent shall promptly pay to each Canadian Participant a proportionate share based on such Canadian Participant’s Canadian Participation.

(B) Notwithstanding any other provision of this Agreement, each Lender agrees that, prior to the Participation Funding Date, all amounts paid or credited by McKesson Canada under this Agreement to a Canadian Lender shall be received by such Canadian Lender (a) for its own benefit and account or (b) as agent for or for the account of an Eligible Assignee that is a Canadian Resident in respect of the Canadian Loans, and not otherwise as agent for or on behalf of any other Person.

2.02 Borrowings, Conversions and Continuations of Committed Loans.

(a) With respect to Domestic Loans, each Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the applicable Domestic Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 9:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Committed Loans, and (ii) on the requested date of any Borrowing of Base Rate Committed Loans. With respect to Canadian Loans, each Borrowing, each conversion of Canadian Loans from one Type to the other and each continuation of Eurodollar Rate Loans shall be made upon McKesson Canada’s irrevocable notice to the Canadian Administrative Agent, which may be given by telephone. Each such notice must be received by the Canadian Administrative Agent not later than 11:00 a.m. (Eastern time) (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Canadian Prime Rate Loans, and (ii) one Business Day prior to the requested date of any Borrowing of Canadian Prime Rate Loans. Each telephonic notice by a Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Applicable Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Applicable Borrower. Each Borrowing, conversion or continuation of Domestic Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof and, in the case of Canadian Loans, in an aggregate minimum amount of Cdn.$5,000,000 or any whole multiple of Cdn.$1,000,000 in excess thereof. Except as provided in Section 2.03(c) and 2.04(g), each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Applicable Borrower is requesting a Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the identity of the Borrower and the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) the Applicable Currency. If the Applicable Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Applicable Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans or Canadian Prime Rate Loans, as appropriate. Any such automatic conversion to Base Rate Loans or Canadian Prime Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Applicable Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, they will be deemed to have specified an Interest Period of one month.

(b) Following receipt of a Committed Loan Notice for Domestic Loans, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Domestic Loans, and if no timely notice of a conversion or continuation is provided by the applicable Domestic Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). Following receipt of a Committed Loan Notice for Canadian Loans, the Canadian Administrative Agent shall promptly notify each Canadian Lender of the amount of its Canadian Pro Rata Share of the applicable Canadian Loans, and if no timely notice of a conversion or continuation is provided by the Borrowers, the Canadian Administrative Agent shall notify each Canadian Lender of the details of any automatic conversion to Canadian Prime Rate Loans described in Section 2.02(a). In the case of a Borrowing, each Lender shall make the amount of its Domestic Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 11:00 a.m., and each Canadian Lender will make the amount of its Canadian Loan available to the Canadian Administrative Agent in Canadian Dollars at the Canadian Administrative Agent’s Office by 11:00 a.m. (Eastern time) on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Applicable Agent shall make all funds so received available to the Applicable Borrower in like funds as received by the Applicable Agent either by (i) crediting the account of the Applicable Borrower on the books of Bank of America or BA Canada with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Applicable Agent by the Applicable Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by a Borrower, there are unpaid amounts due in respect of Bankers’ Acceptances, in the case of McKesson Canada, or L/C Borrowings outstanding, in the case of the Domestic Borrowers, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such unpaid amounts and L/C Borrowings, and second, to the Applicable Borrower as provided above.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d) The Administrative Agent shall promptly notify the Applicable Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Domestic Borrowers and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change. At any time that Canadian Prime Rate Loans are outstanding, the Canadian Administrative Agent shall notify McKesson Canada and the Canadian Lenders of any change in BA Canada’s prime lending rate used in determining the Canadian Prime Rate promptly following the public announcement of such change.

(e) After giving effect to all Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten Interest Periods in effect at any time with respect to Committed Loans.

(f) The Dollar Equivalent amount of any Borrowing in Canadian Dollars will be determined by the Canadian Administrative Agent for such Borrowing on the Computation Date therefor in accordance with Section 2.16(a) and shall be conclusive absent manifest error.

2.03 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the date hereof until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Domestic Borrowers or certain Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Domestic Borrowers; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit (x) the Total Outstandings shall not exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, shall not exceed such Lender’s Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, each Domestic Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly each Domestic Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the date hereof, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the date hereof and which the L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit and letter of credit applicants generally;

(C) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date;

(D) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

(E) such Letter of Credit is in an initial amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit, or is to be denominated in a currency other than Dollars; provided that the $500,000 minimum amount relating to a standby Letter of Credit shall not be applicable if the applicable Domestic Borrower pays to the L/C Issuer in respect of such Letter of Credit an additional issuance fee in an amount to be agreed between such Domestic Borrower and the L/C Issuer from time to time; or

(F) a default of any Lender’s obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless (i) the applicable Domestic Borrower shall have Cash Collateralized an amount equal to such Lender’s Pro Rata Share of the full amount of such Letter of Credit, provided that the Cash Collateral in respect of such Lender’s Pro Rata Share shall be released to such Domestic Borrower promptly upon request after the effective date of the replacement of such Lender in accordance with Section 11.15, or (ii) the L/C Issuer has otherwise entered into satisfactory arrangements with such Domestic Borrower or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender.

(iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the Beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(iv) On and after the date hereof, the Existing Letters of Credit shall be deemed for all purposes, including for purposes of the fees and charges to be collected pursuant to this Section 2.03 for periods on and after the date hereof, and reimbursement of costs and expenses to the extent provided herein, to be Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement; provided, however, that, notwithstanding any other provision of this Agreement, no fees with respect to the initial issuance of the Existing Letters of Credit shall be due hereunder.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the applicable Domestic Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of such Domestic Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least three Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the Beneficiary thereof; (E) the documents to be presented by such Beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such Beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the applicable Domestic Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the applicable Domestic Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Domestic Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

(iii) If the applicable Domestic Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer shall issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the Beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued; provided further that the L/C issuer shall not exercise its right to prevent any such renewal unless the L/C Issuer determines that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms of this Agreement. Unless otherwise directed by the L/C Issuer, the applicable Domestic Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the applicable Domestic Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the Beneficiary thereof, the L/C Issuer will also deliver to the applicable Domestic Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the Beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the applicable Domestic Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), such Domestic Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the applicable Domestic Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Pro Rata Share thereof. In such event, the applicable Domestic Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the applicable Domestic Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the applicable Domestic Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

(v) Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the applicable Domestic Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the applicable Domestic Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the applicable Domestic Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the applicable Domestic Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the applicable Domestic Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the applicable Domestic Borrower or any Subsidiary may have at any time against any Beneficiary or any transferee of such Letter of Credit (or any Person for whom any such Beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of

Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any Beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the applicable Domestic Borrower or any Subsidiary.

The applicable Domestic Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the L/C Issuer. Each Domestic Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and each Domestic Borrower agrees that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Each Domestic Borrower hereby assumes all risks of the acts or omissions of any Beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the applicable Domestic Borrower’s pursuing such rights and remedies as it may have against the Beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the applicable Domestic Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to such Domestic Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Domestic Borrower which such Domestic Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the Beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding or (iii) if, prior to the maturity date thereof, prepayment of a Bankers’ Acceptance is required by the provisions of Section 2.04(g)(ii) or 2.04(k), the applicable Domestic Borrowers shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations or McKesson Canada shall immediately Cash Collateralize the then Outstanding Amount of all Bankers’ Acceptances, as applicable. Sections 2.03(a)(ii)(E), 2.04, 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.04, Section 2.05 and Section 8.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, or to the Canadian Administrative Agent, for the benefit of the applicable Canadian Lenders, as applicable, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent, the Canadian Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. Each Domestic Borrower hereby grants to the Administrative Agent, and McKesson Canada hereby grants to the Canadian Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. For purposes of this Section 2.03, “Cash Collateral” means the cash and deposit account balances pledged and deposited with or delivered to the Applicable Agent, pursuant to a requirement to Cash Collateralize the L/C Obligations or Bankers’ Acceptances.

(h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the applicable Domestic Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP, with the exception of Rule 5.09 thereof, shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

(i) Letter of Credit Fees. The applicable Domestic Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a letter of credit fee for each Letter of Credit equal to the Applicable Rate times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the fifth Business Day following the end of each calendar quarter, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The applicable Domestic Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit in an amount equal to 0.125% per annum times the daily maximum amount available to be drawn under such Letter of Credit. Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable on the first Business Day after the end of each calendar quarter, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. In addition, the applicable Domestic Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges (including reasonable out-of-pocket expenses relating to issuances, amendments, renewals, extensions and any demands for payment), of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k) Conflict with Issuer Document. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(l) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the applicable Domestic Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit and to make any Cash Collateral deposits required hereunder. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.

(m) Reports to Administrative Agent. The L/C Issuer shall deliver to the Administrative Agent, upon each calendar month end, a report setting forth for such period the daily aggregate amount available to be drawn under the Letters of Credit that were outstanding during such month.

2.04 Bankers’ Acceptances for McKesson Canada.

(a) Acceptance Commitment.

(i) Each Canadian Lender severally agrees, on and subject to the terms and conditions set forth herein: (A) in the case of a Canadian Lender that is able to accept Drafts from McKesson Canada, to create acceptances (each, a “Bankers’ Acceptance”) by accepting Drafts from McKesson Canada and to purchase such Bankers’ Acceptances in accordance with Section 2.04(d); and (B) in the case of a Canadian Lender that has participated all or any part of its interest in the Bankers’ Acceptance Facilities to a participant that is able to accept Drafts from McKesson Canada, to arrange for the creation of Bankers’ Acceptances by such participant and for the purchase of such Bankers’ Acceptances by such participant, to the extent of such participation or assignment, in accordance with Section 2.04(d).

(ii) Each Drawing shall be in an aggregate Face Amount of not less than Cdn.$5,000,000 and in integral multiples of Cdn.$1,000,000 and shall consist of the creation and purchase of Bankers’ Acceptances on the same day, effected or arranged by the Canadian Lenders in accordance with Section 2.04(d), ratably according to their respective Canadian Pro Rata Shares.

(iii) Anything contained in this Agreement to the contrary notwithstanding, the Bankers’ Acceptance Facility and the Canadian Commitments shall be subject to the following limitations:

(A) the amount otherwise available for Drawing under the Aggregate Canadian Commitment as of any time of determination shall be reduced by an amount equal to the Total Canadian Outstandings as of such time of determination;

(B) after any Drawing the Total Outstandings shall not exceed the Aggregate Commitments then in effect;

(C) the issuance of any Bankers’ Acceptance shall not violate any policies of any Canadian Lender applicable to bankers’ acceptances and drawers generally; and

(D) after any Drawing the Total Canadian Outstandings shall not exceed the Aggregate Canadian Commitments then in effect.

(b) Drawing Notice.

(i) Each Drawing shall be made on three Business Days’ prior written notice specified in relation to Bankers’ Acceptances, given not later than 11:00 a.m. (Eastern time), by McKesson Canada to the Canadian Administrative Agent. Each such notice of a Drawing (a “Drawing Notice”) shall be given in substantially the form of Exhibit E annexed hereto or by telephone confirmed promptly in writing, containing the same information as would be contained in a Drawing Notice, and shall specify therein (A) the Drawing Date; (B) the aggregate Face Amount of Drafts to be accepted; and (C) the maturity date for such Drafts. The Canadian Administrative Agent shall give each Canadian Lender prompt notice of such Drawing Notice and of such Canadian Lender’s ratable portion of Drafts to be accepted under the Drawing.

(ii) McKesson Canada shall not request in a Drawing Notice a maturity date for Drafts that would be subsequent to the Maturity Date.

(iii) Each Drawing Notice shall be irrevocable and binding on McKesson Canada. McKesson Canada shall indemnify each Canadian Lender against any loss or expense incurred by such Canadian Lender as a result of any failure by McKesson Canada to fulfill or honor before the date specified for any Drawing, the applicable conditions set forth in this Section 2.04 or Section 4.02, if the Drawing, as a result of such failure, is not made on such date.

(iv) McKesson Canada shall repay, and there shall become due and payable, on the Drawing Date the principal amount of any Canadian Loans which McKesson Canada seeks to convert, if any, in whole or in part, to Bankers’ Acceptances on such Drawing Date.

(v) None of the Canadian Administrative Agent, the Administrative Agent or the Canadian Lenders shall incur any liability to any Borrower in acting on the telephonic notice referred to above which the Canadian Administrative Agent, the Administrative Agent or any Canadian Lenders believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of McKesson Canada or for otherwise acting in good faith under this Section 2.04 and upon the acceptance of Drafts pursuant to any such telephonic notice, McKesson Canada shall be liable with respect thereto as provided herein. In the event of a conflict between the Canadian Administrative Agent’s record of the applicable terms of any Drawing and such Drawing Notice, the Canadian Administrative Agent’s record shall prevail, absent manifest or demonstrable error.

(c) Form of Bankers’ Acceptances.

(i) Each Draft presented by McKesson Canada shall (A) be dated the date of the Drawing; (B) mature and be payable by McKesson Canada (in common with all other Drafts presented in connection with such Drawing) on a Business Day which occurs no less than 30 days nor more than 180 days after the date thereof, which term shall be specified on the Drawing Notice presented by McKesson Canada in accordance with Section 2.04(b)(1); (C) be in a form reasonably acceptable to the Canadian Administrative Agent; and (D) if such Draft is drawn on a Canadian Lender that is a Member, be payable to the Clearing House.

(ii) McKesson Canada hereby renounces, and shall not claim, any days of grace for the payment of any Bankers’ Acceptances.

(d) Acceptance and Purchase of Drafts.

(i) Not later than 11:00 a.m. (Eastern time) on an applicable Drawing Date, each Canadian Lender shall, as the case may be, (A) complete one or more Drafts dated the date of such Drawing, with the maturity date specified by McKesson Canada in the Drawing Notice, accept such Drafts, and purchase the Bankers’ Acceptances thereby created for the Drawing Purchase Price; and (B) arrange for its participant to complete one or more Drafts dated the date of such Drawing, with the maturity date specified by McKesson Canada in the Drawing Notice, to accept such Drafts and to purchase the Bankers’ Acceptances thereby created for the Drawing Purchase Price.

(ii) The failure of any Canadian Lender to accept Drafts or purchase Bankers’ Acceptances as part of any Drawing shall not relieve such Canadian Lender of its obligation, if any, to accept Drafts and purchase Bankers’ Acceptances hereunder, but a Canadian Lender shall not be responsible for the failure of any other Canadian Lender to accept Drafts or purchase Bankers’ Acceptance on the Drawing Date for any Drawing.

(iii) The parties hereto agree that in the administering of Bankers’ Acceptances, each Canadian Lender may avail itself of the debt clearing services offered by the Clearing House and that the procedures set forth in Section 2.04 be deemed amended to the extent necessary to comply with the requirements of such debt clearing services. The foregoing sentence applies only to the administration of Bankers’ Acceptances by the Canadian Lenders and shall not affect the rights and obligations of McKesson Canada with respect to any Bankers’ Acceptance.

(e) Payment of Drawing Purchase Price.

(i) Subject to Section 2.04(b)(iv), each Canadian Lender shall, before 12:00 noon (Eastern time) on the applicable Drawing Date, pay or cause to be paid, the Drawing Purchase Price in respect of any Bankers’ Acceptances which such Canadian Lender has purchased or arranged to have purchased pursuant to Section 2.04(d)(i) by depositing or causing to be deposited such amount to such account maintained by the Canadian Administrative Agent at BA Canada as shall have been notified to such Canadian Lender by the Canadian Administrative Agent, in Canadian Dollars in same day funds. Promptly upon receipt of such funds, the Canadian Administrative Agent shall make such funds available to McKesson Canada in accordance with reasonable instructions provided to the Canadian Administrative Agent by McKesson Canada.

(ii) Bankers’ Acceptances purchased by a Canadian Lender or its participant hereunder may be held by such Canadian Lender or such participant, as the case may be, for its own account until maturity or sold by it at any time prior thereto in any relevant market therefor in Canada, in such Lender’s or its participant’s sole discretion.

(f) Effective Discount Rate Determination. Promptly upon request of McKesson Canada, the Canadian Administrative Agent shall provide McKesson Canada an indicative Effective Discount Rate, which rate shall not be binding on the Canadian Administrative Agent, the Administrative Agent or the Lenders for purposes of any Drawing or acceptance of Drafts.

(g) Payment at Maturity; Cash Collateral.

(i) McKesson Canada shall pay to the Canadian Administrative Agent, and there shall become due and payable, at 12:00 noon (Eastern time) on the maturity date for each Bankers’ Acceptance an amount in Canadian Dollars in same day funds equal to the Face Amount of such Bankers’ Acceptance. McKesson Canada shall make each payment hereunder in respect of Bankers’ Acceptances by deposit of the required funds to the Canadian Administrative Agent at the Canada Administrative Agent’s Office. Upon receipt of such payment, the Canadian Administrative Agent will promptly thereafter cause such payment to be distributed in like funds in payment of Bankers’ Acceptances ratably (based on the proportion that the aggregate Face Amount of Bankers’ Acceptances held by any Canadian Lender or any participant thereof maturing on the relevant date bears to the aggregate Face Amount of Bankers’ Acceptances accepted or held by all Canadian Lenders or any participants or assignees thereof maturing on such date) to Canadian Lenders for their account and for the account of any participant, to the extent of and in accordance with their participation. Such payment to the Canadian Administrative Agent shall satisfy McKesson Canada’s obligations under any Bankers’ Acceptances to which it relates and each Canadian Lender that has accepted such Bankers’ Acceptances shall thereafter be solely responsible for the payment of such Bankers’ Acceptances and shall indemnify and hold McKesson Canada harmless against any liabilities, costs or expenses incurred by McKesson Canada as a result of any failure by such Canadian Lender or such participant to pay such Bankers’ Acceptance in accordance with its terms.

(ii) If McKesson Canada fails to pay any Bankers’ Acceptance when due, or to convert or renew the Face Amount of such Bankers’ Acceptance pursuant to Section 2.04(i), the unpaid amount due and payable in respect thereof shall be converted as of such date, and without any necessity for McKesson Canada to give a Committed Loan Notice in accordance with Section 2.02, to, and thereafter be outstanding as, a Canadian Prime Rate Loan made by, the Canadian Lenders and shall bear interest calculated and payable as provided in Section 2.08. Each Borrower acknowledges, agrees and confirms with the Canadian Lenders that the records of each Canadian Lender in respect of payment of any Bankers’ Acceptance by such Canadian Lender shall be binding on McKesson Canada and shall be conclusive evidence (in the absence of manifest error) of a Canadian Prime Rate Loan to an amount owing by McKesson Canada to such Canadian Lender. McKesson Canada further agrees that if an Event of Default or the Maturity Date shall occur prior to the date upon which any one or more Bankers’ Acceptances are payable by a Canadian Lender, thereupon, McKesson Canada shall Cash Collateralize the full Face Amounts of all such Bankers’ Acceptances as provided in Section 2.03(g), notwithstanding the fact that any such Bankers’ Acceptance may be held by such Canadian Lender in its own right at maturity; provided, however, that if for any reason McKesson Canada fails to so Cash Collateralize any Bankers’ Acceptance, thereupon McKesson Canada shall be deemed for all purposes to have received a Canadian Prime Rate Loan in an amount equal to the Face Amount of such Bankers’ Acceptance and McKesson Canada shall pay interest thereon at the Canadian Prime Rate until repayment thereof in full.

(h) Presigned Draft Forms.

(i) To enable the Canadian Lenders to create Bankers’ Acceptances or complete Drafts in the manner specified in this Section 2.04, McKesson Canada shall supply each Canadian Lender with such number of Drafts as such Canadian Lender may reasonably request, duly endorsed and executed on behalf of McKesson Canada by any one or more of its authorized officers. Each Canadian Lender shall exercise such care in the custody and safekeeping of Drafts as it would exercise in the custody and safekeeping of similar property owned by it. Each Canadian Lender will, upon request by McKesson Canada, promptly advise McKesson Canada of the number and designations, if any, of the uncompleted Drafts then held by it. The signatures of such officers may be mechanically reproduced in facsimile and Drafts and Bankers’ Acceptances bearing such facsimile signatures shall be binding upon McKesson Canada as if they had been manually signed by such officers. Notwithstanding that any of the individuals whose manual or facsimile signature appears on any Draft or Bankers’ Acceptance as one of such officers may no longer hold office at the date thereof or at the date of its acceptance by a Canadian Lender or a participant hereunder or at any time thereafter, any Draft or Bankers’ Acceptance so signed shall be valid and binding upon McKesson Canada.

(ii) To facilitate the acceptance of Drafts hereunder, McKesson Canada hereby appoints each Canadian Lender as its attorney to sign and endorse on its behalf, as and when considered necessary by such Canadian Lender in connection with a Drawing, an appropriate number of Drafts in the form prescribed by that Canadian Lender. Any Draft signed by a Canadian Lender as attorney for McKesson Canada, whether signed in handwriting or by the facsimile or mechanical signature of an authorized officer of a Canadian Lender, may be dealt with by the Canadian Administrative Agent or any Canadian Lender to all intents and purposes and shall bind McKesson Canada as if duly signed and issued by McKesson Canada.

(i) Conversion or Renewal of Bankers’ Acceptances. Upon the maturity of a Bankers’ Acceptance, McKesson Canada may elect to (A) renew such Bankers’ Acceptance, by giving a Drawing Notice in accordance with Section 2.04(b)(i); or (B) have all or a portion of the Face Amount of such Bankers’ Acceptance converted to a Eurodollar Rate Loan or Canadian Prime Rate Loan, by giving a Committed Loan Notice in accordance with Section 2.02. If the Bankers’ Acceptances to be converted cannot be converted into a Eurodollar Rate Loan or Canadian Prime Rate Loan in an aggregate amount which may be made as a Eurodollar Rate Loan or Canadian Prime Rate Loan, as the case may be, under this Agreement, then the amount which cannot be so converted shall be repaid to the Canadian Administrative Agent for distribution to the Canadian Lenders in accordance with Section 2.04(g) on the date of such conversion.

(j) Circumstances Making Bankers’ Acceptances Unavailable.

(i) If the Canadian Administrative Agent determines in good faith, which determination shall be final, conclusive and binding upon McKesson Canada, and notifies McKesson Canada that, by reason of circumstances affecting the money market (A) there is no market for Bankers’ Acceptances; or (B) the demand for Bankers’ Acceptances is insufficient to allow the sale or trading of the Bankers’ Acceptances created and purchased hereunder; then,

(1) the right of McKesson Canada to request a Drawing shall be suspended until the Canadian Administrative Agent determines that the circumstances causing such suspension no longer exist and the Canadian Administrative Agent so notifies McKesson Canada; and

(2) any Drawing Notice which is outstanding shall be cancelled and the Drawing requested therein shall not be made.

(ii) The Canadian Administrative Agent shall promptly notify McKesson Canada and the Administrative Agent of the suspension of McKesson Canada’s right to request a Drawing and of the termination of any such suspension.

(k) Prepayments. Except as required by Article VIII, Section 2.05 or Section 2.07, no repayment of a Bankers’ Acceptance shall be made by McKesson Canada to a Canadian Lender prior to the maturity date thereof. Any such repayment, made as required by Article VIII, Section 2.05 or Section 2.07, shall be made (unless such repayment has been rescinded or otherwise is required to be returned by such Canadian Lender to McKesson Canada for any reason) in accordance with the provisions of Section 2.03(g) and Section 2.04(g). Any such payment by McKesson Canada to the Canadian Administrative Agent shall satisfy McKesson Canada’s obligations under the Bankers’ Acceptance to which it relates and, in the case of a Bankers’ Acceptance which has been accepted by a Canadian Lender or its participant, such Canadian Lender or such participant shall thereafter be solely responsible for the payment of such Bankers’ Acceptance and shall indemnify and hold McKesson Canada harmless against any liabilities, costs or expenses incurred by McKesson Canada as a result of any failure by such Canadian Lender or such participant to pay such Bankers’ Acceptance in accordance with its terms.

2.05 Prepayments.

(a) The Applicable Borrower may, upon notice to the Applicable Agent, at any time or from time to time voluntarily prepay Domestic Loans or Canadian Loans, as the case may be, in whole or in part without premium or penalty; provided that (i) such notice must be received by the Applicable Agent not later than 9:00 a.m., in the case of a prepayment of Domestic Loans, and 11:00 a.m. (Eastern time) in the case of prepayment of Canadian Loans, (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Committed Loans and Canadian Prime Rate Loans; (ii) any prepayment of Domestic Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Canadian Loans shall be in a principal amount of Cdn.$5,000,000 or a whole multiple of Cdn.$1,000,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. The Applicable Agent will promptly notify each Lender or Canadian Lender, as appropriate, of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share or Canadian Pro Rata Share, as appropriate, of such prepayment. If such notice is given by a Borrower, the Applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Pro Rata Shares or Canadian Pro Rata Shares, as appropriate.

(b) Subject to Section 2.14, if for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, the applicable Domestic Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations and/or McKesson Canada shall immediately prepay Canadian Loans and/or Cash Collateralize Bankers’ Acceptances in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations or prepay the Face Amounts of Bankers’ Acceptances pursuant to this Section 2.05(b) unless after the prepayment in full of the Committed Loans the Total Outstandings exceed the Aggregate Commitments then in effect.

(c) Subject to Section 2.14, if for any reason the Total Canadian Outstandings at any time exceed the Aggregate Canadian Commitments then in effect, McKesson Canada shall immediately prepay Canadian Loans and Cash Collateralize Bankers’ Acceptances in an aggregate amount equal to such excess, provided that McKesson Canada shall not be required to prepay the Bankers’ Acceptances pursuant to this Section 2.05(c) unless, after prepayment in full of the Canadian Loans, the Total Canadian Outstandings exceed the Aggregate Canadian Commitments then in effect.

2.06 Termination or Reduction of Commitments. The Company may, upon notice to the Applicable Agent, terminate the Aggregate Commitments or the Aggregate Canadian Commitments, or from time to time permanently reduce the Aggregate Commitments or the Aggregate Canadian Commitments; provided that (i) any such notice shall be received by the Applicable Agent not later than 9:00 a.m. or, in the case of a reduction of the Canadian Commitments, 11:00 a.m. (Eastern time) five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Company shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, (iv) the Company shall not terminate or reduce the Aggregate Canadian Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Canadian Outstandings would exceed the Aggregate Canadian Commitments, (v) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess, and (vi) if, after giving effect to any reduction of the Aggregate Commitments, the Aggregate Canadian Commitments exceed the amount of the Aggregate Commitments, the Aggregate Canadian Commitments shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments and the Canadian Administrative Agent will promptly notify the Canadian Lenders of any such notice of termination or reduction of the Aggregate Canadian Commitments. Any reduction of the Aggregate Commitments or Aggregate Canadian Commitments shall be applied to the Commitment of each Lender or the Canadian Commitment of each Canadian Lender, as the case may be, according to its Pro Rata Share or its Canadian Pro Rata Share, as the case may be. All facility fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.07 Repayment of Loans. The Applicable Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of its Committed Loans outstanding on such date. McKesson Canada shall repay to the Lenders on the date that it ceases to be a Wholly-Owned Subsidiary the aggregate principal amount of its Canadian Loans outstanding on such date.

2.08 Interest.

(a) Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Canadian Prime Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Canadian Prime Rate plus the Applicable Rate.

(b) If any amount payable by a Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09 Fees. In addition to certain fees described in Sections 2.03(i) and (j) and Section 2.04:

(a) Facility Fee. The Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a facility fee on the later of the fifth Business Day following the end of each calendar quarter or the fifth Business Day after the Company has received from the Administrative Agent a notice setting forth the amount of such fee, which shall be equal to the Applicable Rate times the actual daily amount of the Aggregate Commitments (or, if the Aggregate Commitments have terminated, on the Outstanding Amount of all Committed Loans, Bankers’ Acceptances and L/C Obligations), regardless of usage. The facility fee shall accrue at all times during the Availability Period (and thereafter so long as any Committed Loans, Bankers’ Acceptances or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in Article IV are not met, and shall be due and payable quarterly in arrears on each date specified above following the end of each calendar quarter, commencing with the first such date to occur after the date hereof, and on the last day of the Availability Period (and, if applicable, thereafter on demand). The facility fee shall be calculated on a calendar quarter basis in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) Other Fees. (i) The Company shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and, except to the extent expressly otherwise agreed, shall not be refundable for any reason whatsoever.

(ii) The Borrowers shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and, except to the extent expressly otherwise agreed, shall not be refundable for any reason whatsoever.

2.10 Computation of Interest and Fees. All computations of interest for Bankers’ Acceptances and Drawing Fees, for Canadian Prime Rate Loans and for Base Rate Loans when the Base Rate is determined by Bank of America’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent and the Canadian Administrative Agent, as the case may be, of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11 Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Applicable Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent, the Canadian Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of either Agent in respect of such matters, the accounts and records of such Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Applicable Agent, the applicable Borrower shall execute and deliver to such Lender (through the Applicable Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach Schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12 Payments Generally.

(a) All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Domestic Borrowers hereunder shall be made to the Administrative Agent, for the account of the Lenders, at the Administrative Agent’s Office in Dollars not later than 12:00 noon on the date specified herein, and all payments by McKesson Canada hereunder shall be made to the Canadian Administrative Agent for the account of the Canadian Lenders at the Canadian Administrative Agent’s Office in Canadian Dollars not later than 12:00 noon (Eastern time) on the date specified herein, in each case, in immediately available funds. The Applicable Agent will promptly distribute to each Lender its Pro Rata Share and to each Canadian Lender its Canadian Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by an Agent after the applicable time specified in this Section 2.12(a) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by a Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)(i) Unless the Applicable Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to such Agent such Lender’s share of such Borrowing, such Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Applicable

Agent, then such Lender and the Applicable Borrower severally agree to pay to the Applicable Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Applicable Borrower to but excluding the date of payment to such Agent, at (A) in the case of a payment to be made by such Lender, the greater of (1)(x), in respect of Domestic Loans, the Federal Funds Rate and (y) in respect of Canadian Loans, the Overnight Canadian Rate from time to time in effect and (2) a rate determined by the Applicable Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Applicable Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Applicable Borrower, the interest rate applicable to the applicable Borrowing. If the Applicable Borrower and such Lender shall pay such interest to the Applicable Agent for the same or an overlapping period, the Applicable Agent shall promptly remit to the Applicable Borrower the amount of such interest paid by the Applicable Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Applicable Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Borrowing. Any payment by the Applicable Borrower shall be without prejudice to any claim the Applicable Borrower may have against a Lender that shall have failed to make such payment to the Applicable Agent.

(ii) Unless the Applicable Agent shall have received notice from the Applicable Borrower prior to the date on which any payment is due to such Agent for the account of the Lenders or the L/C Issuer hereunder that the Applicable Borrower will not make such payment, the Applicable Agent may assume that the Applicable Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Applicable Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Applicable Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to such Agent, at the greater of (1)(x), in respect of Domestic Loans, the Federal Funds Rate and (y) in respect of Canadian Loans, the Overnight Canadian Rate from time to time in effect and (2) a rate determined by the Applicable Agent in accordance with banking industry rules on interbank compensation.

A notice of the Applicable Agent to any Lender or the Applicable Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) If any Lender makes available to either Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Applicable Borrower by the Applicable Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, such Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and to purchase Bankers’ Acceptances and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any

Committed Loan, to fund any such participation, to make any such purchase or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, fund its participation or purchase its Bankers’ Acceptance.

(e) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Committed Loans made by it, the Bankers’ Acceptance Facility or the participations in L/C Obligations held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Committed Loans made by them or Bankers’ Acceptances and/or such subparticipations in the participations in L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Committed Loans, Bankers’ Acceptances or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon; provided further that, for purposes of this Section 2.13, and subject to Section 2.01(b)(ii), no Lender other than a Canadian Lender that is a Canadian Resident may purchase any portion of or any interest in a Canadian Loan or Bankers’ Acceptance. Each Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.08) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

2.14 Currency Exchange Fluctuations. Subject to Section 3.02, if on any Computation Date the Administrative Agent or the Canadian Administrative Agent shall have determined that (a) the Total Outstandings exceed the Aggregate Commitments by more than $5,000,000, or (b) the Total Canadian Outstandings exceed the Aggregate Canadian Commitments by more than $5,000,000, in either event due to a change in applicable rates of exchange between Dollars and Canadian Dollars, then the Administrative Agent shall give notice to the Borrowers that a prepayment is required under this Section 2.14, and the Borrowers agree thereupon to make prepayments of Loans such that, after giving effect to such prepayment, the Total Outstandings do not exceed the Aggregate Commitments and the Total Canadian Outstandings do not exceed the Aggregate Canadian Commitments. No prepayment of Loans is required pursuant to this Section 2.14 or Section 2.05 in the event that the Total Outstandings exceed the Aggregate Commitments by $5,000,000 or less, or the Total Canadian Outstandings exceed the Aggregate Canadian Commitments by $5,000,000 or less, in either event solely due to a change in applicable rates of exchange between Dollars and Canadian Dollars.

2.15 Increase in Commitments.

(a) Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Company may from time to time, request an increase in the Aggregate Commitments by an aggregate amount (for all such requests) not exceeding $700,000,000. At the time of sending such notice, the Company (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders). Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment. The Administrative Agent shall notify the Company and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase, the Company may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel. Notwithstanding the foregoing provisions of this Section 2.15(a), during the first 90 days following the date hereof, the Company may invite Eligible Assignees to become Lenders under this Agreement in connection with a requested increase without first providing any Lender with the opportunity to increase its Commitment as provided above.

(b) If the Aggregate Commitments are increased in accordance with this Section 2.15, the Administrative Agent and the Company shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Company and the Lenders of the final allocation of such increase and the Increase Effective Date. As a condition precedent to such increase, the Company shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Company, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that, for purposes of this Section 2.15, (1) the representation and warranty contained in Section 5.08(a) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively, and (2) the reference to the date hereof in Section 5.05(b) and Section 5.08(b) shall be deemed to refer to the Increase Effective Date and (B) no Default exists. The Company shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Pro Rata Shares arising from any nonratable increase in the Commitments under this Section 2.15.

(c) In the event of an increase in Commitments pursuant to this Section 2.15, the provisions of this Section 2.15 shall govern any conflicts with provisions in Sections 2.13 or 11.01.

2.16 Utilization of Commitments in Canadian Dollars.

(a) The Administrative Agent will determine the Dollar Equivalent amount with respect to any (i) Bankers’ Acceptance or Borrowing comprised of Canadian Loans that are Eurodollar Rate Loans as of the date which is three Business Days prior to the date of the requested Borrowing, (ii) Borrowing comprised of Canadian Prime Rate Loans, one day prior to the requested date of Borrowing, (iii) outstanding Canadian Loans or Bankers’ Acceptances as of the last Business Day of each month, and (iv) conversions to or continuation of Canadian Loans as of the date the related Committed Loan Notice is received by the Canadian Administrative Agent or, if such conversion or continuation is performed in accordance with Section 2.16(b) or Section 3.02, as of, in the case of Section 2.16(b), the date that the request by the Required Lenders is received by the Administrative Agent or, in the case of Section 3.02, the date that the notice by the Administrative Agent is received by the Borrowers and the Lenders (each such date under clauses (i) through (iv) a “Computation Date”).

(b) Notwithstanding anything herein to the contrary, during the existence of a Default or an Event of Default, upon the request of the Required Lenders, all or any part of any outstanding Canadian Loans consisting of Eurodollar Rate Loans shall be converted into Canadian Prime Rate Loans with effect from the last day of the Interest Period with respect to any such Canadian Loans. The Administrative Agent will promptly notify the Borrowers of any such conversion request.

2.17 Extension of Maturity Date.

(a) Requests for Extension. The Company may, by notice to the Administrative Agent, given not earlier than 90 days and not later than 65 days prior to each of the first and second anniversaries of the date hereof (each such anniversary being referred to herein as an “Anniversary Date” and each such 25 day period prior to an Anniversary Date being referred to herein as a “Request Period”), request that each Lender, effective as of the first or second Anniversary Date, as the case may be, extend its Commitment beyond the Maturity Date then in effect (the “Existing Maturity Date”) for an additional one-year period from the Existing Maturity Date; provided that no more than one such request may be made during each Request Period. The Administrative Agent shall promptly notify each Lender of the Company’s request for such extension (the date such notice is given being referred to herein as the “Notice Date”).

(b) Lender Elections to Extend. Each Lender, acting in its sole discretion, shall, by notice to the Administrative Agent given not later than 10 days following the Notice Date (the “Response Deadline”), advise the Administrative Agent whether or not such Lender agrees to such extension (each such Lender that determines not to so extend its Commitment being referred to as a “Non-Extending Lender”). Any Lender that does not so advise the Administrative Agent on or before the Response Deadline shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension of the Maturity Date shall not obligate any other Lender to so agree.

(c) Notification by Administrative Agent. The Administrative Agent shall notify the Company of each Lender’s determination under this Section 2.17 within five Business Days after the Response Deadline.

(d) Additional Commitment Lenders. The Company shall have the right on or before the related Anniversary Date to replace each Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Commitment Lender”) as provided in Section 11.06, provided that each such Additional Commitment Lender shall enter into an Assignment and Assumption Agreement pursuant to which such Additional Commitment Lender shall undertake a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date).

(e) Minimum Extension Requirement. If (and only if) the total of the Commitments of the Lenders that have agreed to so extend the Maturity Date (each, an “Extending Lender”) and the Commitments of the Additional Commitment Lenders shall be more than 51% of the aggregate amount of the Commitments in effect immediately prior to the related Anniversary Date, then, effective as of the related Anniversary Date (but subject to the prior satisfaction of the conditions set forth in clause (f) below), the Maturity Date of this Agreement and the Maturity Date with respect to the Commitments of each Extending Lender and of each Additional Commitment Lender shall be extended to the date falling one year after the Existing Maturity Date (except that, if such date is not a Business Day, such Maturity Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement. Notwithstanding anything herein to the contrary, the Commitment of each Non-Extending Lender shall remain in full force and effect until and shall terminate on the Existing Maturity Date for such Non-Extending Lender, unless such Non-Extending Lender is replaced prior to the related Anniversary Date by an Additional Commitment Lender as provided in clause (d) above.

(f) Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, the extension of the Maturity Date pursuant to this Section shall not be effective with respect to any Lender unless:

(i) no Default shall exist, or would result from such extension;

(ii) the representations and warranties of the Borrowers contained in this Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date;

(iii) as of the Anniversary Date, with respect to such extension no Material Adverse Effect has occurred since March 31, 2011; and

(iv) the chief financial officer of the Company shall have delivered to the Administrative Agent a certificate, dated the Anniversary Date with respect to such extension, as to the matters referred to in clauses (i) through (iii) above.

(g) Payment of Non-Extending Lenders. On the Maturity Date of any Non-Extending Lender, the Company shall repay any Committed Loans of such Non-Extending Lender outstanding on such date (and pay any additional amounts required pursuant to Sections 2.09 and 3.05).

(h) Conflicting Provisions. This Section shall supersede any provisions in Section 11.01 to the contrary.

2.18 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to any Agent by that Defaulting Lender pursuant to Section 11.08), will be applied at such time or times as may be determined by Agents as follows: FIRST, to the payment of any amounts owing by that Defaulting Lender to any Agent hereunder; SECOND, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer hereunder; THIRD, if so determined by Administrative Agent or requested by the L/C Issuer, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit; FOURTH, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; FIFTH, if so determined by Administrative Agent and the Borrowers and subject to Section 2.03(g), to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; SIXTH, to the payment of any amounts owing to the Lenders or the L/C Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender or such L/C Issuer against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; SEVENTH, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and EIGHTH, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (2) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment will be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.18(a)(ii) will be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. A Defaulting Lender (x) shall be entitled to receive any facility fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the Outstanding Amount of the Committed Loans funded by it and (2) its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.03(g) or Section 2.18(a)(ii), as applicable (and the Borrower shall (A) be required to pay to each L/C Issuer, as applicable, the amount of such fee allocable to its Fronting Exposure arising from that Defaulting Lender and (B) not be required to pay the remaining amount of such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(i).

(iv) Reallocation of Pro Rata Shares to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.03, the “Pro Rata Share” of each non-Defaulting Lender that is a Lender will be computed without giving effect to the Commitment of that Defaulting Lender; provided that, (A) each such reallocation will be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists and (B) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the sum of (x) the aggregate Outstanding Amount of the Committed Loans of that non-Defaulting Lender, (y) that non-Defaulting Lender’s Pro Rata Share of the then Outstanding Amount of any L/C Obligations and (z) that non-Defaulting Lender’s Pro Rata Share of the Outstanding Amount of the Acceptance Usage.

(b) Defaulting Lender Cure. If the Borrower, Administrative Agent and L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares (without giving effect to Section 2.18(a)(iv), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Any and all payments by the Borrowers to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto other than Excluded Taxes (such taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). For purposes of any Loan Document, “Excluded Taxes” shall mean, in the case of each Agent and each Lender, (i) taxes imposed on or measured by its net income (however denominated), franchise taxes (in lieu of net income taxes) and branch profits taxes, in each case, imposed on it by the jurisdiction (or any political subdivision thereof) under the Laws of which such Agent or such Lender, as the case may be, is organized or maintains a lending office or carries on business through a permanent establishment, (ii) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 11.15), any United States withholding tax imposed on amounts payable to such Foreign Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect at the time such Foreign Lender acquires such interest in the Loan or Commitment or designates a new lending office, except in each case to the extent that amounts with respect to such taxes were payable either to such Foreign Lender’s assignor immediately before such Foreign Lender became a party hereto or to such Foreign Lender immediately before it changed its lending office, and (iii) taxes imposed under FATCA. If the Borrowers or an Agent shall be required by any Laws to deduct any Taxes or Excluded Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) in the case of Taxes, the sum payable by the Applicable Borrower shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Applicable Borrower or the Applicable Agent, as the case may be, shall make such deductions, (iii) the Applicable Borrower or the Applicable Agent, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, where the payment is by the Applicable Borrower, the Applicable Borrower shall furnish to the Applicable Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof reasonably satisfactory to the Applicable Agent.

(b) In addition, each Borrower agrees to pay, or at the option of the Applicable Agent timely reimburse it for the payment of, any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).

(c) Subject to Section 11.14(a)(iii), each Borrower agrees to indemnify each Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other

Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.01) paid by such Agent and such Lender, and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this Section 3.01(d) shall be made within 30 days after the date the Lender or the Applicable Agent makes a demand therefor.

(d) If any Lender or Agent, as applicable, determines, in its sole discretion exercised in good faith, that it has received a refund (whether by way of a direct payment or by offset) of any Taxes or Other Taxes paid or indemnified by a Borrower under this Section 3.01, it shall pay to the Applicable Borrower the amount of such refund (but only to the extent of payments by a Borrower made under this Section 3.01 with respect to the Taxes giving rise to such refund, and net of all reasonable out-of-pocket expenses of such Lender or Agent and, for the avoidance of doubt, without interest other than any interest paid by the relevant Government Authority with respect to such refund) if (i) payment of the Taxes or Other Taxes being refunded has been made in full as and when required pursuant to this Section 3.01 and (ii) such Borrower agrees in writing to repay the amount of such refund, together with any interest thereon, to the applicable Lender or Agent in the event such Lender or Agent is required to repay such refund to the Governmental Authority that imposed the Tax or Other Tax being refunded. Notwithstanding anything to the contrary in this paragraph (e), in no event will the Lender or Agent, as the case may be, be required to pay any amount to the Applicable Borrower, pursuant to this paragraph (e) the payment of which would place the Lender or Agent in a less favorable net after-tax position than it would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any Lender or Agent to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person.

3.02 Illegality.

(a) If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans (whether payable in Dollars or Canadian Dollars), or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrowers through the Applicable Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans or Canadian Prime Rate Loans, as the case may be, to Eurodollar Rate Loans shall be suspended until such Lender notifies the Applicable Agent and the Applicable Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Applicable Borrower shall, upon demand from such Lender (with a copy to the Applicable Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans or Canadian Prime Rate Loans, as the case may be, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Applicable Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

(b) Upon any Lender’s giving notice and suspending its obligations relating to Eurodollar Rate Loans in accordance with Section 3.02(a), the Company may replace such Lender in accordance with Section 11.15.

3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders (including Canadian Lenders) to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans or Canadian Prime Rate Loans, as the case may be, in the amount specified therein.

3.04 Increased Cost and Reduced Return; Capital Adequacy.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate) or the L/C Issuer;

(ii) subject any Lender or Agent to any taxes of any kind whatsoever (other than (A) Taxes imposed on payments under any Loan Document, (B) Other Taxes and (C) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Eurodollar Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or L/C Issuer, the Borrower will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any lending office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital requirements, has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered.

(c) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that, notwithstanding the provisions of Sections 3.04(a) and (b), (i) the Borrowers shall only be liable for amounts in respect of increased costs or reductions for the period beginning up to six months prior to the date on which such demand was made (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six month period referred to above shall be extended to include the period of retroactive effect thereof), and (ii) the Lender claiming compensation therefor shall have applied consistent return metrics applied to other similarly situated borrowers or obligors with respect to such increased costs or reductions.

3.05 Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by a Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurodollar Rate Loan on the date or in the amount notified by such Borrower; or

(c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 11.15; including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained;

provided that the Company shall have no obligation to pay to any Lender any of the foregoing amounts incurred in connection with such Lender being a Defaulting Lender.

For purposes of calculating amounts payable by the Company to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar

Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06 Matters Applicable to all Requests for Compensation.

(a) A certificate of the Administrative Agent, the Canadian Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error; provided that, in the case of any such certificate delivered pursuant to Section 3.04, such certificate (i) sets forth in reasonable detail the amount or amounts payable to such Lender pursuant to Sections 3.04(a) and (b) and the basis for determining such amount or amounts and (ii) explains the methodology used to determine such amount. The Applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. In determining such amount, the Administrative Agent, the Canadian Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

(b) Upon any Lender’s making a claim for compensation under Section 3.04 or if any Borrower is required to pay amounts to any Lender under Section 3.01 as a result of any Taxes or Other Taxes, in each case the Company may replace such Lender in accordance with Section 11.15.

3.07 Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 Conditions to Effectiveness. Effectiveness of this Agreement is subject to satisfaction of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the date hereof (or, in the case of certificates of governmental officials, a recent date before the date hereof) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, the Canadian Administrative Agent, each Lender and each Loan Party;

(ii) if requested by any Lender at least two Business Days before the date hereof, a Note executed by the Applicable Borrower in favor of each Lender so requesting a Note;

(iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers or the corporate secretary or assistant secretary of the Company and McKesson Canada as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv) each of the following documents:

(A) the Articles or certificate of incorporation and the bylaws of each Borrower as in effect on the date hereof, certified by the Secretary or Assistant Secretary of such Borrower as of the date hereof;

(B) a good standing and tax good standing certificate for the Company from the applicable Secretary of State (or similar, applicable Governmental Authority) of the States of Delaware and California dated as of a recent date; and

(C) a certificate of status for McKesson Canada from the Registrar of Joint Stock Companies of Nova Scotia, dated as of a recent date;

(v) favorable opinions, addressed to the Agents and the Lenders, of (A) Wade Estey, Senior Counsel of the Company, in form and substance satisfactory to the Administrative Agent regarding such matters as the Administrative Agent may reasonably request; (B) Stewart, McKelvey, special Canadian counsel to the Company and McKesson Canada, as to certain matters of Canadian law; and (C) Morrison & Foerster LLP, special counsel to the Company and McKesson Canada, as to certain matters of New York law;

(vi) a certificate signed by a Responsible Officer of the Company:

(A) certifying that:

(1) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of such date, as though made on and as of such date;

(2) no Default or Event of Default exists or would result from the initial Borrowing;

(3) there has occurred since March 31, 2011, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(4) each of the conditions in Sections 4.01(a) and (b) has been satisfied on the part of the Company as of the date hereof;

(B) designating the date hereof; and

(C) indicating the Debt Ratings;

(vii) a certificate signed by a Responsible Officer of McKesson Canada certifying that:

(A) the representations and warranties of McKesson Canada contained in Article V are true and correct on and as of the date hereof, as though made on and as of such date;

(B) no Default or Event of Default with respect to McKesson Canada or any of its Subsidiaries exists or would result from the initial Borrowing;

(C) there has occurred since March 31, 2011 no event or circumstance with respect to McKesson Canada or any of its Subsidiaries that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

(D) each of the conditions in Sections 4.01(a) and (b) has been satisfied on the part of McKesson Canada as of the date hereof;

(viii) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the Canadian Administrative Agent, the L/C Issuer or the Required Lenders reasonably may require.

(b) Any fees required by the Loan Documents to be paid, and all reimburseable expenses for which invoices have been presented, to either Agent, the L/C Issuer, the Arranger or any Lender on or before the date hereof shall have been paid, to the extent that such invoices have been presented to the Company on or before the date hereof.

(c) Unless waived by the Administrative Agent, the Company shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced to the Company prior to or on the date hereof, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).

(d) Since March 31, 2011, no Material Adverse Effect shall have occurred or become known to the Administrative Agent.

(e) The commitments of the lenders under the Existing Revolving Credit Agreement shall have been terminated and all the obligations under the Existing Revolving Credit Agreement shall have been repaid or prepaid (which repayment or prepayment may be made with the proceeds of the initial Credit Extension hereunder).

Without limiting the generality of the provisions of Section 9.05, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed date hereof specifying its objection thereto.

4.02 Existing Revolving Credit Agreement (a) On the date hereof, the “Commitments” as defined in the Existing Revolving Credit Agreement shall terminate, without further action by any party thereto.

(b) The Lenders which are parties to the Existing Revolving Credit Agreement, comprising the “Required Lenders” as defined in the Existing Revolving Credit Agreement hereby waive any requirement of prior notice of termination of the Commitments (as defined in the Existing Revolving Credit Agreement) pursuant to Section 2.06 thereof and of prepayment of loans thereunder, to the extent necessary to give effect to 4.01(e) hereof, provided that any such prepayment of loans thereunder shall be subject to Section 2.05 of the Existing Revolving Credit Agreement.

4.03 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a) The representations and warranties of each Borrower contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Section 5.08(a) shall be deemed to refer to the most recent statements furnished pursuant Sections 6.01(a) and (b), respectively.

(b) No Default shall exist, or would result from such proposed Credit Extension.

(c) The Administrative Agent, the Canadian Administrative Agent, if applicable, and the L/C Issuer, if applicable, shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d) In the case of a Drawing Notice or any Loan to be made to McKesson Canada, McKesson Canada shall be a Wholly-Owned Subsidiary.

(e) If the applicable Borrower is a Domestic Borrower pursuant to Section 7.02(d), then the conditions of Section 7.02(d) to the designation of such Borrower as a Domestic Borrower shall have been met to the satisfaction of the Administrative Agent.

(f) In the case of a Drawing Notice, each of the conditions to the acceptance of the Draft identified in such Drawing Notice that is set forth in Section 2.04 shall have been satisfied.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Company or, in the case of a Canadian Loan or Bankers’ Acceptance, McKesson Canada, shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a), (b) and (d) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants (which representations and warranties in the case of any Borrower other than the Company shall be limited to such Borrower and its Subsidiaries and other facts and circumstances known to such Borrower and its Subsidiaries) to the Administrative Agent, the Canadian Administrative Agent and each Lender that:

5.01 Corporate Existence and Power. The Company and each of its Subsidiaries:

(a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization;

(b) has the power and authority and all required governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents to which it is a party;

(c) is duly qualified and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

(d) is in compliance with all Requirements of Law;

except, (i) with respect to Subsidiaries other than Material Subsidiaries, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, and (ii) with respect to the Company and its Material Subsidiaries in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02 Corporate Authorization; No Contravention. The execution, delivery and performance by Each Borrower of this Agreement and each other Loan Document to which such Borrower is party, and any Borrowing as of the date of such Borrowing have been duly authorized by all necessary corporate action, and do not and will not:

(a) contravene the terms of any Borrower’s Organization Documents;

(b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which any Borrower is a party or any order, injunction, writ or decree of any Governmental Authority to which any Borrower or its property is subject; or

(c) violate any Requirement of Law.

5.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Borrower of the Agreement or any other Loan Document.

5.04 Binding Effect. This Agreement and each other Loan Document to which each Borrower is a party constitute the legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

5.05 Litigation. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of each Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against any Borrower, or its Subsidiaries or any of their respective properties which:

(a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

(b) if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect as of the date hereof. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided .

5.06 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by any Borrower. As of the date hereof, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect as of the date hereof, or that would, if such default had occurred after the date hereof, create an Event of Default under Section 8.01(e).

5.07 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in Section 6.10. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

5.08 Financial Condition. (a) The Audited Financial Statements:

(A) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject in the case of the unaudited statements to ordinary, good faith year end audit adjustments;

(B) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

(C) show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof required to be shown in accordance with GAAP.

(b) As of the date hereof, since March 31, 2011, there has been no Material Adverse Effect.

5.09 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary, is or is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940. No Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal, state or other statute or regulation limiting its ability to incur Indebtedness.

5.10 No Burdensome Restrictions. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

5.11 Subsidiaries. As of the date hereof, the Company has no Subsidiaries other than those listed on Schedule 5.11 hereto.

5.12 Secured Indebtedness. As of the date hereof, Schedule 5.12 describes all outstanding Indebtedness of the Company and its Subsidiaries for borrowed money in excess of $25,000,000 that is secured by a Lien existing on property of the Company or any of its Subsidiaries.

5.13 Taxes. The Borrower and its Subsidiaries have timely filed or caused to be filed all Federal income tax returns and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Borrower nor any Subsidiary thereof is party to any tax sharing agreement other than an agreement solely between one or more Borrowers or Subsidiaries.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than Obligations under Section 11.04(b) that remain contingent after termination of the Commitments and payment of all other Obligations) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit or Bankers’ Acceptance shall remain outstanding, unless the Required Lenders waive compliance in writing:

6.01 Financial Statements. The Company shall deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a) as soon as available, but in any event within 70 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Deloitte & Touche LLP or another nationally recognized independent certified public accountant, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

(b) as soon as available, but in any event within 55 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, beginning with the fiscal quarter ending September 30, 2011, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Company’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Company as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes. As to any information contained in materials furnished pursuant to Section 6.02(b), the Company shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in Sections 6.01(a) and (b) at the times specified therein.

6.02 Certificates; Other Information. The Company shall deliver to the Administrative Agent:

(a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Company;

(b) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and

(c) promptly, such additional information regarding the business, financial or corporate affairs of the Borrowers or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(b) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which it is publicly available at no charge on the EDGAR system of the United States Securities and Exchange Commission, (ii) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 11.02; or (iii) on which such documents are posted on the Company’s behalf on IntraLinks or another similar electronic system (a “Platform”), if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent may make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower under Sections 6.01(a), 6.01(b), 6.02(a) and 6.02(b) (and any other such materials and/or information to the extent the Borrower has previously consented in writing) (collectively, “Borrower Materials”) by posting the Borrower Materials on a Platform and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (a) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (b) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the L/C Issuer and the Lenders to treat such

Borrower Materials as publicly available information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws; (c) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of a Platform designated “Public Investor”; and (d) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of a Platform not designated “Public Investor”.

6.03 Notices. Each Borrower shall promptly notify the Administrative Agent:

(a) of the occurrence of any Default;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c) promptly upon any Responsible Officer of the Company obtaining knowledge thereof of (i) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting any Borrower or any of its Subsidiaries or any property of any Borrower or any of its Subsidiaries (collectively “Proceedings”) not previously disclosed in writing by the Company to the Lenders or (ii) any material development in any Proceeding that, in the case of clause (i) or (ii) above, (A) has a reasonable possibility of giving rise to a Material Adverse Effect; or (B) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, together with such other information as may be reasonably available to Company that the Administrative Agent requests to enable the Administrative Agent and the Lenders to evaluate such matters.

(d) of any material change in accounting policies or financial reporting practices by any Borrower or any Subsidiary;

(e) of any announcement by S&P, Moody’s or Fitch of any change or possible change in a Debt Rating; and

(f) of (i) the occurrence of any ERISA Event with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Borrower or any of its Subsidiaries in an aggregate amount in excess of $50,000,000 during the term of this Agreement, or (ii) the existence of an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds 3% of Net Worth.

Notification delivered to the Administrative Agent and each Lender by any Borrower under this Section 6.03 shall satisfy the notice obligation of all Borrowers hereunder. Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04 Preservation of Existence, Etc. Each Borrower shall, and shall cause each of its Material Subsidiaries to, (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.02 and (b) take all reasonable action to maintain all governmental rights, privileges, permits, licenses and franchises necessary in the normal conduct of its business, except in connection with transactions permitted by Section 7.02 and except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.05 Maintenance of Insurance. Each Borrower shall, and shall cause each of its Material Subsidiaries to, maintain with financially sound and reputable insurance companies, insurance (including self-insurance) with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as the Company reasonably deems prudent from time to time.

6.06 Payment of Taxes. Each Borrower shall, and shall cause each of its Material Subsidiaries to, pay and discharge as the same shall become due and payable, all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets (other than obligations that a Responsible Officer is not aware of or are of a nominal amount), unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or such Material Subsidiary.

6.07 Compliance with Laws. Each Borrower shall, and shall cause each of its Material Subsidiaries to, comply in all material respects with the Requirements of Law applicable to it or to its business, except in such instances in which (a) a Requirement of Law is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.08 Books and Records. Each Borrower shall, and shall cause each of its Material Subsidiaries to, maintain in all material respects proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Material Subsidiary, as the case may be.

6.09 Inspection Rights. Each Borrower shall, and shall cause each of its Material Subsidiaries to, permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the reasonable expense of the Borrowers at any time during normal business hours and without advance notice.

6.10 Use of Proceeds. The Borrowers shall use the proceeds of the Credit Extensions for general corporate purposes (including the refinancing of existing indebtedness and acquisitions) not in contravention of any Law or of any Loan Document.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than Obligations under subsection 11.04(b) that remain contingent after termination of the Commitments and payment of all other Obligations) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit or Bankers’ Acceptance shall remain outstanding, unless the Required Lenders waive compliance in writing:

7.01 Liens. No Borrower shall, or shall suffer or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a) any Lien existing on property of the Company or any Subsidiary on the date hereof securing Indebtedness outstanding on such date;

(b) any Lien created under any Loan Document;

(c) Liens for taxes, fees, assessments or other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) carriers’, warehousemen’s, mechanics’, materialmen’s, landlords’, repairmen’s or other like Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty;

(e) pledges or deposits required in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f) Liens on the property of the Company or any Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

(g) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

(i) Liens arising out of any Qualified Receivables Transaction; and

(j) Liens securing Indebtedness and other obligations (other than Indebtedness and other obligations secured by Liens described in any of the foregoing Sections 7.01(a) through (i)) in an aggregate principal amount not exceeding at any time $2,000,000,000.

7.02 Consolidations and Mergers. The Company shall not, and shall not suffer or permit any of its Material Subsidiaries to, directly or indirectly, liquidate, dissolve, merge, amalgamate, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

(a) any Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

(b) McKesson Canada or any Subsidiary of McKesson Canada may amalgamate with McKesson Canada or with any one or more of the Company’s Subsidiaries and any of the Company’s Subsidiaries may amalgamate with any one or more of the Company’s Subsidiaries;

(c) any Subsidiary may sell, transfer or exchange all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or a Wholly-Owned Subsidiary;

(d) the Company may convey, transfer, lease or otherwise dispose of all or substantially all of its pharmacology distribution business to a wholly-owned Domestic Subsidiary that, simultaneously therewith, executes and delivers to the Administrative Agent a joinder agreement in the form of Exhibit F hereto and becomes a Domestic Borrower under this Agreement; provided that the parties hereto acknowledge and agree that prior to such Domestic Borrower becoming entitled to utilize the credit facilities provided for herein the Administrative Agent and the Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may reasonably be required by the Administrative Agent or the Required Lenders, and Notes signed by such new Domestic Borrower to the extent any Lenders so require. If the Administrative Agent and the Required Lenders agree that such Domestic Borrower shall be entitled to receive Loans hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Administrative Agent shall send a notice in substantially the form of Exhibit G (a “Domestic Borrower Notice”) to the Company and the Lenders specifying the effective date upon which such Domestic Borrower shall constitute a Domestic Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Domestic Borrower to receive Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Domestic Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no Committed Loan Notice or Letter of Credit Application may be submitted by or on behalf of such Domestic Borrower until the date five Business Days after such effective date; and

(e) the Company may merge or consolidate with or into another Person, provided that (i) either (x) the Company shall be the continuing or surviving corporation or (y) (A) the successor Person (if other than the Company) formed by such consolidation or into which the

Company is merged (the “Successor”) is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia, and (B) the Successor (if any) shall have expressly assumed all of the Company’s Obligations pursuant to documentation in form satisfactory to the Administrative Agent, and (ii) no Default or Event of Default is in effect immediately prior to or on the date of or would result from such merger or consolidation.

7.03 Use of Proceeds. No Borrower shall, or shall suffer or permit any of its Subsidiaries to, use any Credit Extension, directly or indirectly, (a) to purchase or carry Margin Stock in contravention of Regulation U issued by the Board of Governors of the Federal Reserve, (b) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock in contravention of said Regulation U, (c) to extend credit for the purpose of purchasing or carrying any Margin Stock in contravention of said Regulation U, or (d) to acquire any security in any transaction that is subject to Section 13 or 14 of the Securities Exchange Act of 1934, in contravention of said Regulation U.

7.04 Maximum Debt to Capitalization Ratio. The Company shall not permit the ratio of Total Debt to Total Capitalization as at the last day of any calendar month to exceed 0.565 to 1.00.

7.05 Swap Contracts. No Borrower shall, or shall suffer or permit any of its Subsidiaries to, enter into Swap Contracts other than in the ordinary course of business and for the purpose of hedging an existing or anticipated underlying agreement.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. Any Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, L/C Obligation or Bankers’ Acceptance, or (ii) within five days after the same becomes due, any interest on any Loan, L/C Obligation or Bankers’ Acceptance, or any facility fee or other fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. The Company fails to perform or observe any term, covenant or agreement contained in any of Section 6.04(a) or Article VII; or

(c) Other Defaults. Any Borrower fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b)) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) in the case of any provision in Article VI, the date upon which a Responsible Officer knew of such failure or (ii) the date upon which written notice thereof is given to the Company by the Administrative Agent or any Lenders; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. (i) The Company or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than any intercompany Indebtedness or any Indebtedness hereunder or under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $100,000,000 (such Indebtedness or Guarantee being a “Relevant Obligation”) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure, or (B) fails to observe or perform any other agreement or condition relating to, or contained in any instrument or agreement evidencing, securing or relating to, any Relevant Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder, holders, beneficiary or beneficiaries (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) of such Relevant Obligation to cause, with the giving of notice if required, such Relevant Obligation to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Relevant Obligation to be made, prior to its stated maturity, or such cash collateral in respect of such Relevant Obligation to be demanded (provided that an Acquired Debt Default shall not constitute an Event of Default pursuant to this clause (i)(B) so long as such Acquired Debt Default is waived or cured, or the Relevant Obligation giving rise thereto is repaid, within 30 days of consummation of the transaction giving rise thereto) or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Company or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $100,000,000; or

(f) Insolvency; Voluntary Proceedings. The Company or any Material Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

(g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company’s or any Material Subsidiary’s properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) the Company or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

(h) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company or any of its Subsidiaries in an aggregate amount in excess of $100,000,000 during the term of this Agreement, or (ii) there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds 7% of Net Worth; or

(i) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(j) Change of Control. There occurs any Change of Control.

8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and accept Drafts and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower;

(c) require that the Company Cash Collateralize the L/C Obligations and unmatured Bankers’ Acceptances (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, except in the case of Section 8.01(g)(i), in which case upon the expiration of the 60-day period mentioned therein if the curative action mentioned in such clause is not taken, the obligation of each Lender to make Loans and accept or discount Drafts or Bankers’ Acceptances and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations and Bankers’ Acceptances as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans and other Obligations have automatically become immediately due and payable and the L/C Obligations and Bankers’ Acceptances have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent, the Canadian Administrative Agent and the L/C Issuer in their respective capacities as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, in each case ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, and to the Canadian Administrative Agent for the account of the applicable Canadian Lenders, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit and that portion of the Obligations constituting unpaid principal of the Bankers’ Acceptances; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Applicable Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit or the unmatured Bankers’ Acceptances pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur and Bankers’ Acceptances as they mature. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired and all Bankers’ Acceptances have been paid, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01 Appointment and Authorization of Agents.

(a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents, and each Canadian Lender hereby irrevocably appoints BA Canada to act on its behalf as the Canadian Administrative Agent hereunder and under the other Loan Documents, and authorizes each such Agent to take such actions on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers as are delegated to such Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX are solely for the benefit of the Administrative Agent, the Canadian Administrative Agent, the Lenders and the L/C Issuer, and the Borrowers shall not have rights as a third party beneficiary of any of such provisions other than the provisions of Section 9.06 relating to the Company’s consultation and notice rights.

(b) Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall either Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against either Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent and the Canadian Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(c) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in this Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

9.02 Rights as a Lender. The Person serving as the Administrative Agent and the Person serving as Canadian Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender (and, as applicable, in its capacity as a Canadian Lender as any other Canadian Lender) and may exercise the same as though it were not such Agent and the term “Lender” or “Lenders” (and, as applicable, the term “Canadian Lender” or “Canadian Lenders”) shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder and the Person serving as the Canadian Administrative Agent hereunder in their respective individual capacities. Each such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Persons were not Agents hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions. Neither Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, neither Agent:

(a) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that neither Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity.

Neither Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. Neither Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent by a Borrower, a Lender or the L/C Issuer.

Neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

9.04 Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent and Canadian Administrative Agent.

9.05 Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person or Persons. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, each Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless such Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.06 Successor Agents. Either Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which, in the case of the Administrative Agent, shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States and, in the case of the Canadian Administrative Agent, shall be a bank with an office in Canada, or an Affiliate of any such bank with an office in Canada. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the L/C Issuer (if applicable) appoint a successor Agent meeting the qualifications set forth above; provided that if the Applicable Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (b) all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent or Canadian Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent or Canadian Administrative Agent, as applicable, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent’s or Canadian Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as such Agent.

9.07 Non-Reliance on Agents and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent, the Canadian Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon either Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the documentation agents, syndication agents, book managers or arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder. Without limiting the foregoing, none of the Lenders or other Persons so listed shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so listed in deciding to enter into this Agreement or in taking or not taking action hereunder.

9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the

Administrative Agent (irrespective of whether the principal of any Loan, Bankers’ Acceptance or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 11.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

ARTICLE X

THE COMPANY’S GUARANTY OF OTHER BORROWERS’ OBLIGATIONS

10.01 Guaranty of the Guarantied Obligations. The Company hereby irrevocably and unconditionally guaranties, as primary obligor and not merely as surety, the due and punctual payment in full of all Guarantied Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)). The term “Guarantied Obligations” is used herein in its most comprehensive sense and includes:

(a) any and all Obligations of each other Borrower (each, a “Guarantied Borrower”) now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with this Agreement, the Notes and Drafts issued by such Guarantied Borrower and the other Loan Documents, including those arising under successive borrowing transactions under this Agreement which shall either continue the Obligations of Guarantied Borrower or from time to time renew them after they have been satisfied; and

(b) those expenses set forth in Section 10.08.

10.02 Liability of the Company Absolute. The Company agrees that its obligations under this Company Guaranty are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than indefeasible payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, the Company agrees as follows:

(a) This Company Guaranty is a guaranty of payment when due and not of collectibility.

(b) The Administrative Agent may enforce this Company Guaranty upon the occurrence of an Event of Default under this Agreement notwithstanding the existence of any dispute between Lenders and any Borrower with respect to the existence of such Event of Default.

(c) The obligations of the Company under this Company Guaranty are independent of the obligations of each Guarantied Borrower under the Loan Documents and the obligations of any other guarantor of the obligations of any Guarantied Borrower under the Loan Documents, and a separate action or actions may be brought and prosecuted against the Company whether or not any action is brought against such Guarantied Borrower or any of such other guarantors and whether or not such Guarantied Borrower is joined in any such action or actions.

(d) The Company’s payment of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge the Company’s liability for any portion of the Guarantied Obligations that has not been paid. Without limiting the generality of the foregoing, if the Administrative Agent is awarded a judgment in any suit brought to enforce the Company’s covenant to pay a portion of the Guarantied Obligations, such judgment shall not be deemed to release the Company from its covenant to pay the portion of the Guarantied Obligations that is not the subject of such suit.

(e) Any Agent or any Lender, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Company Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of the Company’s liability under this Company Guaranty, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Company Guaranty or the Guarantied Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person with respect to the Guarantied Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of the Agents or any Lender in respect of this Company Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that the Agents or the Lenders, or any of them, may have against any such security, as the Administrative Agent in its discretion may determine consistent with this Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Company against any Guarantied Borrower or any security for the Guarantied Obligations; and (vi) exercise any other rights available to it under the Loan Documents. This Section 10.02(e) shall not modify Section 11.01.

(f) This Company Guaranty and the obligations of the Company hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than indefeasible payment in full of the Guarantied Obligations), including the occurrence of any of the following, whether or not the Company shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce, or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to Events of Default) of this Agreement, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, in each case whether or not in accordance with the terms of this Agreement or such Loan Document or any agreement relating to such other guaranty or security; (iii) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guarantied Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guarantied Obligations) to the payment of indebtedness other than the Guarantied Obligations, even though the Agents or the Lenders, or any of them, might have elected to apply such payment to any part or all of the Guarantied Obligations; (v) any Lender’s or Agent’s consent to the change, reorganization or termination of the corporate structure or existence of the Company or any of its Subsidiaries and to any corresponding restructuring of the Guarantied Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations; (vii) any defenses, set-offs or counterclaims which any Guarantied Borrower may allege or assert against any Agent or any Lender in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury (but excluding the defense of payment in full of the Guaranteed Obligations); and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of the Company as an obligor in respect of the Guarantied Obligations.

10.03 Waivers by the Company. The Company hereby waives with respect to the Guarantied Obligations, for the benefit of the Lenders and the Agents:

(a) any right to require any Agent or any Lender, as a condition of payment or performance by the Company, to (i) proceed against any Guarantied Borrower, any other guarantor of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from such Guarantied Borrower, any other guarantor of the Guarantied Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Agent or any Lender in favor of such Guarantied Borrower or any other Person, or (iv) pursue any other remedy in the power of any Agent or any Lender whatsoever;

(b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Guarantied Borrower including any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of such Guarantied Borrower from any cause other than indefeasible payment in full of the Guarantied Obligations;

(c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

(d) any defense based upon any Agent’s or any Lender’s errors or omissions in the administration of the Guarantied Obligations, except behavior which amounts to bad faith;

(e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of the Company’s obligations hereunder, (ii) the benefit of any statute of limitations affecting the Company’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Agent or any Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto;

(f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under this Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to any Guarantied Borrower and notices of any of the matters referred to in Section 10.02 and any right to consent to any thereof; and

(g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Company Guaranty.

10.04 Payment by the Company; Application of Payments. The Company hereby agrees, in furtherance of the foregoing and not in limitation of any other right which the Administrative Agent or any other Person may have at law or in equity against the Company by virtue hereof, that upon the failure of any Guarantied Borrower to pay any of the Guarantied Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), the Company will upon demand pay, or cause to be paid, in cash, to the Agent for the ratable benefit of the Lenders holding the Guarantied Obligations, an amount equal to the sum of the unpaid principal amount of all Guarantied Obligations then due as aforesaid, accrued and unpaid interest on such Guarantied Obligations (including interest which, but for the filing of a petition in bankruptcy with respect to such Guarantied Borrower, would have accrued on such Guarantied Obligations, whether or not a claim is allowed against such Guarantied Borrower for such interest in any such bankruptcy proceeding) and all other Guarantied Obligations then owed to the Administrative Agent and/or the Lenders as aforesaid. All such payments shall be applied promptly from time to time by the Administrative Agent:

First, to the payment of the costs and expenses of any collection or other realization under this Company Guaranty, including reasonable compensation to the Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith;

Second, to the payment of all other Guarantied Obligations to each Lender holding Guarantied Obligations its applicable share as provided in this Agreement; and

Third, after payment in full of all Guarantied Obligations, to the payment to the Company, or its successors or assigns, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such payments.

10.05 Guarantor’s Rights of Subrogation, Contribution, Etc. Until the Guarantied Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated, the Company shall withhold exercise of (a) any claim, right or remedy, direct or indirect, the Company now has or may hereafter have against any Guarantied Borrower or any of its assets in connection with this Company Guaranty or the performance by the Company of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (i) any right of subrogation, reimbursement or indemnification that the Company now has or may hereafter have against such Guarantied Borrower, (ii) any right to enforce, or to participate in, any claim, right or remedy that any Agent or any Lender now has or may hereafter have against such Guarantied Borrower, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Agent or any Lender, and (b) any right of contribution the Company may have against any other guarantor of the Guarantied Obligations. The Company further agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification the Company may have against any Guarantied Borrower or against any collateral or security, and any rights of contribution the Company may have against any such other guarantor, shall be junior and subordinate to any rights any Agent or any Lender may have against such Guarantied Borrower, to all right, title and interest any Agent or any Lender may have in any such collateral or security, and to any right any Agent or any Lender may have against such other guarantor. Each Agent, on behalf of Lenders, may use, sell or dispose of any item of collateral or security as it sees fit without regard to any subrogation rights the Company may have, and upon any such disposition or sale any rights of subrogation against such collateral the Company may have shall terminate. If any amount shall be paid to the Company on account of any such subrogation, reimbursement or indemnification rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for the Administrative Agent on behalf of the Lenders and shall forthwith be paid over to the Administrative Agent for the benefit of the Lenders to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms hereof.

10.06 Subordination of Other Obligations. Any indebtedness of any Guarantied Borrower now or hereafter held by the Company is hereby subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of such Guarantied Borrower to the Company collected or received by the

Company after an Event of Default has occurred and is continuing shall be held in trust for the Administrative Agent on behalf of the Lenders and shall forthwith be paid over to the Administrative Agent for the benefit of the Lenders to be credited and applied against the Guarantied Obligations but without affecting, impairing or limiting in any manner the liability of the Company under any other provision of this Guaranty.

10.07 [RESERVED].

10.08 Expenses. The Company agrees to pay, or cause to be paid, on demand, and to save the Administrative Agent and the Lenders harmless against liability for, any and all reasonable costs and expenses (including fees and disbursements of counsel and allocated costs of internal counsel) incurred or expended by the Administrative Agent or any Lender in connection with the enforcement of or preservation of any rights under this Company Guaranty.

10.09 Continuing Guaranty; Termination of Guaranty. This Company Guaranty is a continuing guaranty and shall remain in effect until all of the Guarantied Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated. The Company hereby irrevocably waives any right to revoke this Company Guaranty as to future transactions giving rise to any Guarantied Obligations.

10.10 Authority of the Company or any Guarantied Borrower. It is not necessary for any Lender or any Agent to inquire into the capacity or powers of any Guarantied Borrower or the officers, directors or any agents acting or purporting to act on behalf of any Guarantied Borrower.

10.11 Financial Condition of Guarantied Borrowers. Any extensions of credit may be granted to any Guarantied Borrower or continued from time to time without notice to or authorization from the Company regardless of the financial or other condition of such Guarantied Borrower at the time of any such grant or continuation. No Lender or Agent shall have any obligation to disclose or discuss with the Company their assessment, or the Company’s assessment, of the financial condition of such Guarantied Borrower. The Company has adequate means to obtain information from each Guarantied Borrower on a continuing basis concerning the financial condition of such Guarantied Borrower and its ability to perform its obligations under the Loan Documents, and the Company assumes the responsibility for being and keeping informed of the financial condition of such Guarantied Borrower and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations. The Company hereby waives and relinquishes any duty on the part of any Agent or any Lender to disclose any matter, fact or thing relating to the business, operations or conditions of each Guarantied Borrower now known or hereafter known by any Agent or any Lender.

10.12 Rights Cumulative. The rights, powers and remedies given to the Lenders and the Agents by this Company Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to any Lender and any Agent by virtue of any statute or rule of law or in any of the other Loan Documents or any agreement between the Company and any Lender and/or any Agent or between any Guarantied Borrower and any Lender and/or any Agent. Any forbearance or failure to exercise, and any delay by any Lender or any Agent in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

10.13 Bankruptcy; Post-Petition Interest; Reinstatement of Guaranty. (a) So long as any Guarantied Obligations remain outstanding, the Company shall not, without the prior written consent of the Administrative Agent in accordance with the terms of this Agreement, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against any Guarantied Borrower. The obligations of the Company under this Company Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of any Guarantied Borrower or by any defense which such Guarantied Borrower may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b) The Company acknowledges and agrees that any interest on any portion of the Guarantied Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceedings had not been commenced) shall be included in the Guarantied Obligations because it is the intention of the Company and the Administrative Agent that the Guarantied Obligations which are guarantied by the Company pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve any Guarantied Borrower of any portion of such Guarantied Obligations. The Company will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest accruing after the date on which such proceeding is commenced.

(c) In the event that all or any portion of the Guarantied Obligations are paid by any Guarantied Borrower, the obligations of the Company hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Agent or any Lender as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guarantied Obligations for all purposes under this Company Guaranty.

ARTICLE XI

MISCELLANEOUS

11.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01(a) (other than any condition pursuant to Section 4.01(a)(viii)) without the written consent of each Lender;

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) or increase or extend the obligation of any Lender to accept Drafts except as permitted by Section 2.15, in each case without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder (including a decrease in any amount payable in respect of the Bankers’ Acceptance Facility) or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (v) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate;

(e) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby or amend the definition of “Pro Rata Share”, without the written consent of each Lender;

(f) change any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

(g) release the Company from the Company Guaranty without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Canadian Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Canadian Administrative Agent under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) Section 11.06(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, only in a writing executed by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

11.02 Notices and Other Communications; Facsimile Copies.

(a) General. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to any Borrower, the Administrative Agent, the L/C Issuer or the Canadian Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. All notices hereunder to any Borrower shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier (or, to the extent permitted hereunder to be given by telephone, immediately confirmed in a writing so delivered, mailed or sent). Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative

Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each Borrower, the Administrative Agent, the Canadian Administrative Agent and the L/C Issuer may change its address, facsimile number, electronic mail address or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile number, electronic mail address or telephone number for notices and other communications hereunder by notice to the Borrowers, the Administrative Agent, the Canadian Administrative Agent and the L/C Issuer. Furthermore, each Public Lender (as defined in Section 6.02) agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform (as defined in Section 6.02) in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials (as defined in Section 1.01) that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Agents and Lenders. Each Agent and Lender shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Drawing Notices) purportedly given by or on behalf of any Borrower, which such Agent or Lender believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of the Applicable Borrower, even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Each Borrower shall indemnify each Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of such Borrower. All telephonic notices to and other communications with an Agent may be recorded by such Agent, and each of the parties hereto hereby consents to such recording.

11.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Agents to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan

Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08, or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrowers agree, jointly and severally, (i) to pay or reimburse the Agents for all costs and expenses incurred in connection with the syndication of the credit facilities provided for herein, the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, (ii) to pay the L/C Issuer all fees, costs and charges required under Section 2.03(j) and (iii) to pay or reimburse the Agents, the L/C Issuer and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Agents and the cost of independent public accountants and other outside experts retained by the Agents or any Lender. All amounts due under this Section 11.04 shall be payable within 20 Business Days after demand therefor.

(b) Indemnification by the Borrowers. Whether or not the transactions contemplated hereby are consummated, the Borrowers shall jointly and severally indemnify and hold harmless each Agent (and any sub-agent thereof), the L/C Issuer, the Arranger, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (i) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (ii) any Commitment,

Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or related to any Canadian Dollar transactions, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (B) result from non-tort claims by a Borrower against such Indemnitee that are successful on the merits as determined by a court of competent jurisdiction by final and nonappealable judgment.

(c) Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Agents (or any sub-agent thereof), the L/C Issuer, the Arranger or any Related Party of any of the foregoing (it being acknowledged that, for the avoidance of doubt, such required amounts do not include any fees arising solely from the Fee Letter), each Lender severally agrees to pay to the Agents (or any such sub-agent), the L/C Issuer, the Arranger or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agents (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for an Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (b) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable not later than 20 Business Days after demand therefor.

(f) The agreements in this Section 11.04 shall survive the resignation of the Administrative Agent, the Canadian Administrative Agent, the L/C Issuer or the Arranger, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05 Payments Set Aside. To the extent that any payment by or on behalf of a Borrower is made to either Agent or any Lender, or either Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by an Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Applicable Agent upon demand its applicable share of any amount so recovered from or repaid by such Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to (A) in the case of Domestic Loans and L/C Credit Extensions, the Federal Funds Rate from time to time in effect and (B) in the case of Canadian Loans and Bankers’ Acceptance Credit Extensions, the Overnight Canadian Rate from time to time in effect.

11.06 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder (except in a transaction permitted under Section 7.02) without the prior written consent of each Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Sections 11.06(f) and (i), or (iv) to an SPC in accordance with the provisions of Section 11.06(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.06(d) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 11.06(b), participations in L/C Obligations) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, (iii) any assignment of a Commitment must be approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed) unless the Person that is the proposed assignee is itself a Lender or an Affiliate of a Lender or an Approved Fund (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); (iv) any assignment of a Commitment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding) must be approved by the L/C Issuer (such approval not to be unreasonably withheld or delayed); and (v) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption and (except in the case of an assignment by a Lender to its Affiliate) a processing and recordation fee of $3,500, provided, however, that the Administrative Agent may in its sole discretion elect to waive such processing and recordation fee in the case of any assignment, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.06(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.06(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).

(c) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register.

(d)(i) In addition to sales of Canadian Participations by Canadian Lenders pursuant to Section 2.01(b)(ii), any Lender may at any time, without the consent of, or notice to, the Administrative Agent, sell participations to any Person (other than a natural person, any Borrower, any of the Borrowers’ Affiliates or Subsidiaries and any Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) unless a Default or Event of Default has occurred and is continuing, the Company shall have approved the sale of participations to such Person (such approval not to be unreasonably withheld or delayed); (ii) no participations in Canadian Loans or Bankers’ Acceptances shall be sold to any Person that is not a Canadian Resident; (iii) such Lender’s obligations under this Agreement shall remain unchanged; (iv) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; (v) the Borrowers, the Agents, the L/C Issuer and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement; and (vi) such Lender complies with Section 11.06(d)(ii); provided further that clauses (i) through (v) of the foregoing proviso are not applicable to Canadian Participations. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that directly affects such Participant. Subject to Section 11.06(e), the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(ii) Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Applicable Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender may treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. Notwithstanding anything to the contrary in Section 11.14(a)(iii)(A), a Participant that would be a Foreign Lender if it were a Lender shall be entitled to the benefits of Section 3.01 as if it were a Lender if the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 11.14 as though it were a Lender.

(f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) As used herein, the following terms have the following meanings:

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, and (ii) unless a Default or an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, (i) “Eligible Assignee” shall not include any Borrower, any of the Borrowers’ Affiliates or Subsidiaries, or any Defaulting Lender and (ii) in the case of clauses (a), (b) and (c), no such Lender, Affiliate or Approved Fund shall be an Eligible Assignee for purposes of Canadian Loans or Bankers’ Acceptances unless such Person is a Canadian Resident.

(h) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company (an “SPC”) the option to provide all or any part of any Committed Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Committed Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Committed Loan, the Granting Lender shall be obligated to make such Committed Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Applicable Agent as is required under Section 2.12(b)(ii); provided further that no such grant to an SPC shall impose Taxes or Other Taxes on any Borrower. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Company under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Committed Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Committed Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Company and the Administrative Agent and without paying any processing fee therefor, assign all or any portion of its right to receive payment with respect to any Committed Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Committed Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(i) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 11.06, (a) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (b) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise. For purposes of this Section 11.06(i), “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

(j) Notwithstanding anything to the contrary contained herein, if at any time Wells Fargo Bank, National Association assigns all of its Commitment and Loans pursuant to Section 11.06(b), Wells Fargo Bank, National Association may, upon 30 days’ notice to the Company and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of Wells Fargo Bank, National Association as L/C Issuer. In the event that each Lender selected by the Company as L/C Issuer declines the appointment, Bank of America shall become the L/C Issuer, without further action by the Company or the Lenders. If Wells Fargo Bank, National Association resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).

(k) Electronic Execution of Assignments. The words “execution,” “signed”, “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(l) Defaulting Lenders. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this Section 11.06(l), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

11.07 Treatment of Certain Information; Confidentiality.

Each of the Agents, the L/C Issuer and Lenders agrees to maintain, and to cause its Affiliates (including any Related Parties) to maintain, the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) to the extent reasonably required, in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to obligations of the Loan Parties under the Loan Documents; (g) with the consent of the Company; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent, the L/C Issuer, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Company; provided, however, that to the extent permitted by applicable law or regulation, each of the Agents and Lenders agrees to notify the Company prior to (if reasonably practicable) or concurrently with its disclosure of such information to any third party pursuant to clauses (b), (c) and (f). In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and public information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions.

For the purposes of this Section, “Information” means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is available to any Agent, the L/C Issuer, or any Lender or any of their respective Affiliates on a nonconfidential basis prior to disclosure by any Loan Party; provided that, in the case of any information received from a Loan Party after the date hereof (other than in connection with Section 6.03, all of which is acknowledged to constitute “Information” regardless of any marking as confidential), such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Agents and each of the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrowers or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.

11.08 Set-off. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrowers, any such notice being waived by the Borrowers to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that (i) the failure to give such notice shall not affect the validity of such set-off and application and (ii) in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

11.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If either Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Applicable Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.11 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

11.12 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by either Agent or any Lender or on their behalf and notwithstanding that either Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.13 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.14 Tax Forms. (a) (i) Each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Foreign Lender”) shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Company pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrowers pursuant to this Agreement) and such other evidence satisfactory to the Company and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Company and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Company pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Company make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

(ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY

(or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

(iii) The Company shall not be required to pay any additional amount to or indemnify any Foreign Lender under Section 3.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 11.14(a) (other than with respect to the portion of any sums paid or payable to such Lender under any of the Loan Documents with respect to which such Lender acts for its own account) or (B) to the extent that the obligation to pay or indemnify such additional amounts would not have arisen but for the failure of such Foreign Lender to comply with the provisions of Section 11.14(a); provided that if such Lender shall have satisfied the requirement of this Section 11.14(a) effective as of the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 11.14(a) shall relieve the Company of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any subsequent change in any applicable law, treaty or governmental rule, regulation or order, or any subsequent change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

(iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Company is not required to pay additional amounts under this Section 11.14(a).

(b) Upon the request of the Administrative Agent, each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

(c) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (c), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(d) Without duplication of Sections 11.14(a), Section 11.14(b) or Section 11.14(c), any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation identified in Sections 11.14(a), Section 11.14(b) or Section 11.14(c)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(e) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section 11.14, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section 11.14 shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

(f) Each Canadian Lender hereby represents and warrants that it is a Canadian Resident, and each Canadian Lender agrees that if the foregoing representation is inaccurate with respect to such Canadian Lender in any material respect, then the Applicable Borrower shall not be required to pay to such Canadian Lender any amounts pursuant to Section 3.01 relating to any Taxes resulting solely from such inaccuracy. If a Borrower is required to pay amounts to any Canadian Lender pursuant to Section 3.01 (whether by reason of such Canadian Lender’s change of status or otherwise), then such Canadian Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to take such actions as are necessary to minimize such Borrower’s obligations under Article III, if such actions, in the sole judgment of such Canadian Lender, are not otherwise disadvantageous to such Canadian Lender.

(g) Each Lender shall severally indemnify the Borrowers and Applicable Agent, within ten days after demand therefor, for any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrowers or Applicable Agent) incurred by or asserted against the Borrowers or the Applicable Agent by any Governmental Authority as a result of the failure by such Lender to deliver, or as a result of the inaccuracy or similar deficiency of any documentation required to be delivered by such Lender to the Borrowers or Applicable Agent pursuant to Section 11.14. Each Lender shall severally indemnify the Applicable Agent, within 10 days after demand therefor, for (i) any Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Applicable Agent for such Taxes and without limiting the obligation of the Borrower to do so), (ii) any taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d)(ii) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Applicable Agent), whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (g). The agreements in this Section 11.14(g) will survive the resignation and/or replacement of Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

11.15 Replacement of Lenders. If (i) any Lender requests compensation under Section 3.04, (ii) a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (iii) any Lender is a Non-Extending Lender for any extension of the Maturity Date, (iv) any Lender is a “Defaulting Lender” or (v) any other circumstance exists hereunder that gives any Borrower the right to replace a Lender as a party hereto, then such Borrower may, at its sole expense and effort, upon notice to such Lender and the Agents, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Company shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

11.16 Governing Law.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE AGENTS, THE L/C ISSUER AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWERS, THE AGENTS, THE L/C ISSUER AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWERS, THE AGENTS, THE L/C ISSUER AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWERS, THE AGENTS, THE L/C ISSUER AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

(c) The Borrowers expressly require that this document and all documents accessory hereto be drawn up in English and each Agent and each Lender, because of the customer’s requirement and by making such documents available to the customer in the English language, expresses the same requirement.

Les Emprunteurs requièrent expressément que ce document et tous les documents qui s’y rapportent soient rédigés en langue anglaise et chaque Mondataire et chaque Banque, à cause de cette exigence du client, exprime la même volonté en faisant en sorte que les documents en langue anglaise soient à la disposition du client.

11.17 Waiver of Right to Trial by Jury. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN

THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.18 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Agents, the Lenders and the Arranger are arm’s-length commercial transactions between the Borrowers, each other Loan Party and their respective Affiliates, on the one hand, and the Agents, the Lenders and the Arranger, on the other hand, (B) such Borrower and each other Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Agents, the Lenders and the Arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (B) none of the Agents nor the Lenders nor the Arranger has any obligation to any Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents, the Lenders and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, the other Loan Parties and their respective Affiliates, and none of the Agents nor the Lenders nor the Arranger has any obligation to disclose any of such interests to any Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrowers and the other Loan Parties hereby waives and releases any claims that it may have against any of the Agents, the Lenders or the Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.19 USA Patriot Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the Act.

11.20 Judgment. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of a Borrower in respect of any such sum due from it to the Administrative Agent hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, jointly and severally, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Applicable Borrower (or to any other Person who may be entitled thereto under applicable law).

11.21 Limitation of McKesson Canada Liability. Notwithstanding anything to the contrary herein contained, the liability of McKesson Canada hereunder and under any other Loan Documents shall be limited to the Obligations of McKesson Canada, and McKesson Canada shall have no liability whatsoever under the Loan Documents with respect to any Obligations of the Domestic Borrowers.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

MCKESSON CORPORATION

By:	/s/ Nicholas A. Loiacono
Name: Nicholas A. Loiacono
Title: Vice President and Treasurer

MCKESSON CANADA CORPORATION

By:	/s/ Paula Keays
Name: Paula Keays
Title: Vice President Finance, Chief Financial Officer and Assistant Treasurer

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Zubin R. Shroff
Name: Zubin R. Shroff
Title: Director

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Zubin R. Shroff
Name: Zubin R. Shroff
Title: Director

BANK OF AMERICA, N.A. (acting through its Canada branch), as Canadian Administrative Agent

By:	/s/ Medina Sales de Andrade
Name: Medina Sales de Andrade
Title: Vice President

BANK OF AMERICA, N.A. (acting through its Canada branch), as Canadian Lender

By:	/s/ Medina Sales de Andrade
Name: Medina Sales de Andrade
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as L/C Issuer

By:	/s/ Kirk Tesch
Name: Kirk Tesch
Title: Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Kirk Tesch
Name: Kirk Tesch
Title: Director

JPMORGAN CHASE BANK, N.A.

By:	/s/ Vanessa Chiu
Name: Vanessa Chiu
Title: Executive Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:	/s/ Victor Pierzchalski
Name: Victor Pierzchalski
Title: Authorized Signatory

THE BANK OF NOVA SCOTIA

By:	/s/ Diane Emanuel
Name: Diane Emanuel
Title: Managing Director

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Janet E. Jordan
Name: Janet E. Jordan
Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, Canada Branch

By:	/s/ Joseph Rauhala
Name: Joseph Rauhala
Title: Principal Officer

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.

“RABOBANK NEDERLAND”, NEW YORK BRANCH

By:	/s/ Steven Cashiola
Name: Steven Cashiola
Title: Vice President

By:	/s/ Sue Chen-Holmes
Name: Sue Chen-Holmes
Title: Vice President

GOLDMAN SACHS BANK USA

By:	/s/ Anna Ostrovsky
Name: Anna Ostrovsky
Title: Authorized Signatory

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Philip K. Liebscher
Name: Philip K. Liebscher
Title: Senior Vice President

FIFTH THIRD BANK

By:	/s/ Mitchell E. Gruesen
Name: Mitchell E. Gruesen
Title: Officer

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Ted Olson
Name: Ted Olson
Title: Vice President

TORONTO DOMINION (TEXAS) LLC

By:	/s/ Debbi L. Brito
Name: Debbi L. Brito
Title: Authorized Signatory

THE TORONTO-DOMINION BANK

By:	/s/ Debbi L. Brito
Name: Debbi L. Brito
Title: Authorized Signatory

LLOYDS TSB BANK PLC

By:	/s/ Windsor Davies
Name: Windsor Davies
Title: Managing Director

LLOYDS TSB BANK PLC

By:	/s/ Charles Foster
Name: Charles Foster
Title: Managing Director

SCHEDULE 2.01

COMMITMENTS, PRO RATA SHARES AND AFFILIATE BANKS

Domestic Lender	Canadian Lender	Canadian Commitments (in U.S. Dollars)	Canadian Pro Rata Share	Total Commitment	Total Pro Rata Share
BANK OF AMERICA, N.A.	BANK OF AMERICA, N.A. (acting through its Canada Branch)	$54,500,000	27.250000000%	$200,000,000	15.384615384%
WELLS FARGO BANK, NATIONAL ASSOCIATION		$0		$175,000,000	13.461538461%
JPMORGAN CHASE BANK, N.A.	JPMORGAN CHASE BANK, N.A.	$50,000,000	25.000000000%	$175,000,000	13.461538461%
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.		$0		$100,000,000	7.692307692%
THE BANK OF NOVA SCOTIA	THE BANK OF NOVA SCOTIA	$30,000,000	15.000000000%	$100,000,000	7.692307692%
U.S. BANK NATIONAL ASSOCIATION	U.S. BANK NATIONAL ASSOCIATION, CANADA BRANCH	$30,000,000	15.000000000%	$100,000,000	7.692307692%
COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. “RABOBANK NEDERLAND”, NEW YORK BRANCH		$0		$70,000,000	5.384615384%
GOLDMAN SACHS BANK USA		$0		$70,000,000	5.384615384%
PNC BANK, NATIONAL ASSOCIATION		$0		$70,000,000	5.384615384%
FIFTH THIRD BANK		$0		$70,000,000	5.384615384%
HSBC BANK USA, NATIONAL ASSOCIATION	HSBC BANK USA, NATIONAL ASSOCIATION	$10,500,000	5.250000000%	$70,000,000	5.384615384%
TORONTO DOMINION (TEXAS) LLC	THE TORONTO- DOMINION BANK	$25,000,000	12.500000000%	$50,000,000	3.846153846%
LLOYDS TSB BANK PLC		$0		$50,000,000	3.846153846%

Totals:		$200,000,000	100.000000000%	$1,300,000,000	100.000000000%

Schedule 2.01-1

SCHEDULE 5.11

SUBSIDIARIES OF THE COMPANY

3071406 Nova Scotia Company	Iowa Pharmaceutical Services, LLC

A.L.I. Technologies (Deutschland) Gmbh	IQ Systems Services

AccessMed Holdings, LLC	KCCC JV, LLC

AccessMed, LLC	KWS & P/SFA, Inc.

AOR Holding Company of Indiana, LLC	Liquidlogic Limited

AOR Management Company of Arizona, LLC	McKesson (Shanghai) Trading Company Limited

AOR Management Company of Indiana, LLC	McKesson Automation Canada Company

AOR Management Company of Missouri, LLC	McKesson Automation Inc.

AOR Management Company of Oklahoma, LLC	McKesson Automation Systems Inc.

AOR Management Company of Pennsylvania,	McKesson Canada Corporation

LLC	McKesson Canada Support Services Corporation

AOR Management Company of Virginia, LLC	McKesson Capital Funding Corporation

AOR of Indiana Management Partnership	McKesson Capital LLC

AOR of Texas Management, LLC	McKesson Central Fill LLC

AOR Real Estate, LLC	McKesson China Holdings S.a.r.l.

AOR Synthetic Real Estate, LLC	McKesson Financial Holdings

AORT Holding Company, Inc.	McKesson Financial Holdings II

Beldere Corporation	McKesson Funding Company of Canada

Bluestar Group	McKesson Health Solutions Holdings LLC

Cancer Treatment Associates of Northeast	McKesson Health Solutions LLC

Missouri, Ltd.	McKesson Health Solutions Puerto Rico Inc.

Care Records Ltd.	McKesson High Volume Solutions Inc.

CCCN NW Building JV, LLC	McKesson Information Solutions Canada

CGSF Funding Corporation	Company

Clinique Santé Corporation	McKesson Information Solutions Capital S.a.r.l.

Colorado Cancer Centers, LLC	McKesson Information Solutions Finance S.a.r.l.

Conscia Enterprise Systems	McKesson Information Solutions France S.A.S.

Crocker Plaza Company	McKesson Information Solutions Holdings

Cypress Medical Products LLC	France S.a.r.l.

D & K Healthcare Resources LLC	McKesson Information Solutions Holdings

Delta Clinical Research, LLC	S.a.r.l.

East Indy CC, LLC	McKesson Information Solutions Netherlands

Foremost de Venezuela, S.A.	B.V.

Foremost Iran Corporation	McKesson Information Solutions Sweden AB

Foremost Shir, Inc.	McKesson Information Solutions Topholdings

Foremost Tehran, Inc.	S.a r.l.

Golden State Corporate Services LLC	McKesson Information Solutions UK Limited

Golden State Insurance Company Limited	McKesson International Bermuda IP2A Limited

Greenville Radiation Care, Inc.	McKesson International Bermuda IP2B

HBOC Medical Limited	Unlimited

Health Mart Systems, Inc.	McKesson International Bermuda IP3A Limited

HF Land Company	McKesson International Bermuda IP3B

Innovent Oncology, LLC	Unlimited

Schedule 5.11-1

McKesson International Bermuda IP4A Limited	McKesson Medical-Surgical Minnesota Inc.

McKesson International Bermuda IP4B	McKesson Medical-Surgical Minnesota Supply

Unlimited	Inc.

McKesson International Bermuda IP5A Limited	McKesson Nederland B.V.

McKesson International Bermuda IP5B	McKesson Pharmaceutical Holdings LLC

Unlimited	McKesson Pharmacy Optimization LLC

McKesson International Bermuda Opco1A	McKesson Pharmacy Systems Canada ULC

Limited	McKesson Pharmacy Systems LLC

McKesson International Bermuda Opco1B	McKesson Plasma and Biologics LLC

Unlimited	McKesson Property Company, Inc.

McKesson International Bermuda Opco3A	McKesson Specialty Arizona Inc.

Limited	McKesson Specialty Care Distribution

McKesson International Bermuda Opco3B	Corporation

Unlimited	McKesson Specialty Care Distribution Joint

McKesson International Bermuda Opco4A	Venture LP

Limited	McKesson Specialty Distribution LLC

McKesson International Bermuda Opco4B	McKesson Specialty Holdings LLC

Unlimited	McKesson Specialty Prescription Services (Atlantic)

McKesson International Capital S.a.r.l.	Corporation

McKesson International Finance S.a.r.l.	McKesson Specialty Prescription Services (B.C.)

McKesson International Holdings	Corporation

McKesson International Holdings II S.a.r.l.	McKesson Specialty Prescription Services

McKesson International Holdings III S.a.r.l.	Corporation

McKesson International Holdings IV S.a.r.l.	McKesson Technologies Inc.

McKesson International Holdings LLC	McKesson Transportation Systems, Inc.

McKesson International Holdings S.a.r.l.	McKesson UK Holdings Limited

McKesson International Holdings SRL	McQueary Bros. Drug Company, LLC

McKesson International Holdings V S.a.r.l.	Medcon Systems (1993)

McKesson International Holdings VII S.a.r.l.	Medcon UK Limited

McKesson International Malaysia Sdn Bhd	Medical & Vaccine Products, Inc.

McKesson International Netherlands BV	MHD-USO General, LLC

McKesson International Netherlands II B.V.	Moore Medical LLC

McKesson International S.a.r.l.	MSA Products LLC

McKesson International SRL	N.V Medicopharma

McKesson International Sweden I AB	National Oncology Alliance, Inc.

McKesson International Sweden II AB	NDCHealth Corporation

McKesson International Sweden III AB	NDCHealth Pharmacy Systems and Services, Inc.

McKesson International Topholdings S.a.r.l.	Nebraska Pharmaceutical Services, LLC

McKesson Ireland	New Mexico Pharmaceutical Services, LLC

McKesson Israel Ltd.	NexCura, LLC

McKesson Medical Imaging Company	North Carolina Pharmaceutical Services, LLC

McKesson Medical-Surgical FDT Inc.	Northstar Healthcare

McKesson Medical-Surgical Holdings Inc.	Northstar Healthcare Holdings

McKesson Medical-Surgical Inc.	Northstar Healthcare Singapore Pte. Ltd

McKesson Medical-Surgical International	Northstar Rx LLC

McKesson Medical-Surgical MediMart Inc.	Oncology Holdings II, Inc.

Schedule 5.11-2

Oncology Holdings, Inc.	St. Louis Pharmaceutical Services, LLC

Oncology Rx Care Advantage, LP	Sterling Medical Services, LLC

Oncology Therapeutics Network Corporation	Strategic Health Alliance II, Inc.

Oncology Today, LP	Strategic Health Alliance Management Corp.

Onmark, Inc.	System C Healthcare plc

OTN Generics, Inc.	Texas Pharmaceutical Services, LLC

OTN Participant, Inc.	The Oncology Portal, LLC

Per-Se Technologies Canada, Inc.	The Oregon Cancer Centers, Ltd.

Perigon Ltd.	TOPS Pharmacy Services, Inc.

Pharmessor Group Corporation	Unity Oncology, LLC

Physician Reliance Network, LLC	US Oncology Clinical Development, LLC

Physician Reliance, LLC	US Oncology Corporate, Inc.

Physician Reliance Maryland, LP	US Oncology Holdings, Inc.

Portico Systems of Delaware, Inc.	US Oncology Integrated Solutions, LP

PST Services, Inc.	US Oncology Lab Services, LLC

Purchasing Alliance for Clinical Therapeutics,	US Oncology Pharmaceutical Services, LLC

LLC	US Oncology Reimbursement Solutions, LLC

RFCC Asset, LLC	US Oncology Research, LLC

RMCC Cancer Center, LLC	US Oncology Specialty, LP

S.K.U., Inc.	US Oncology, Inc.

SelectPlus Oncology, LLC	WFCC Radiation Management Company, LLC

SIVEM Pharmaceuticals ULC	Zee Medical Canada Corporation

Southeast Texas Cancer Centers, LP	Zee Medical, Inc.

Schedule 5.11-3

SCHEDULE 5.12

MATERIAL SECURED INDEBTEDNESS

Indebtedness of CGSF Funding Corporation, a Delaware corporation (“CGSF”), under the “Transaction Documents” as defined in that certain Fourth Amended and Restated Receivables Purchase Agreement dated as of May 18, 2011 among CGSF, as seller, the Company, as initial servicer, the conduit purchasers, committed purchasers and managing agents from time to time party thereto and JPMorgan Chase Bank, N.A., as collateral agent.

Schedule 5.12-1

SCHEDULE 11.02

ADMINISTRATIVE AGENT’S OFFICE,

CERTAIN ADDRESSES FOR NOTICES

COMPANY:

McKesson Corporation

One Post Street

San Francisco, CA 94104-5296

Attention: Nicholas A. Loiacono, Vice President and Treasurer

Telephone: (415)

Facsimile: (415) 983-8826

Electronic mail:

Website address: www.mckesson.com

McKESSON CANADA:

McKesson Canada Corporation

8625 Trans Canada Highway

St. Laurent, Quebec

Canada H4Z 1Z6

Attention: Paula Keays, Chief Financial Officer

Telephone: (514)

Facsimile: (514) 832-8232

Electronic mail:

Website address: www.mckesson.ca

with a copy of all notices to:

Nicholas A. Loiacono, Vice President and Treasurer, McKesson Corporation (see Company contact information above)

ADMINISTRATIVE AGENT:

Administrative Agent’s Contact for Payments and Requests for Credit Extensions:

Bank of America, N.A.

2001 Clayton Road

Mail Code: CA4-702-02-25

Concord, CA 94520-2405

Attention: Anthony Salvador

Telephone: (925) 675-8101

Facsimile: 415-249-5033

Electronic Mail: Anthony.salvador@baml.com

Payment Instructions:

Bank of America, N.A.

Schedule 11.02-1

New York, NY

Attn: Credit Services West

ABA #:

Account #:

Ref: McKesson Corporation

Other Notices as Administrative Agent:

Bank of America, N.A.

Agency Management

1455 Market Street

Mail Code: CA5-701-05-19

San Francisco, CA 94103

Attention: Kevin Ahart

Telephone: (415) 436-2750

Facsimile: (415) 503-5000

Electronic Mail: kevin.ahart@baml.com

CANADIAN ADMINISTRATIVE AGENT:

Canadian Administrative Agent’s Office:

Bank of America, N.A., Canada Branch

181 Bay Street, 4th Floor

Toronto, Ontario M5J 2V8

Contact for Payments and Requests for Credit Extensions:

Attn: Clara McGibbon

Telephone: (416) 369-2838

Facsimile: (416) 369-7647

Attn: Dita Kumudewati

Telephone: (416) 349-2845

Facsimile: (416) 369-7647

Other Notices as Canadian Administrative Agent:

Attn: Medina Sales de Andrade, VP

Telephone: (416) 369-2574

Facsimile: (416) 369-7647

Payment Instructions:

Canadian Dollar

LVTS — Large Value Transaction System

Bank of America, N.A., Canada Branch

200 Front Street West, Toronto

Attn: Agency Loans Admin.

Swift Code: BOFACATT

Schedule 11.02-2

Transit #:

Account #:

Ref: McKesson Canada

L/C ISSUER:

Wells Fargo Bank, National Association

Address: 7711 Plantation Rd, Roanoke, VA 24019

Attention: Commercial Loan Services

Telephone: 866-647-7249

Facsimile: 704-715-0099

Electronic Mail: specializedloans@wachovia.com

with a copy of all notices to:

Address: 301 South College Street, 15th Floor Charlotte NC 28202

Attention: Kirk Tesch

Telephone: 704-715-1708

Facsimile: 704-715-1438

Electronic Mail: kirk.tesch@wellsfargo.com

Schedule 11.02-3

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date: [            ]

To:	Bank of America, N.A., as Administrative Agent

[Bank of America, N.A. (acting through its Canada branch), Canadian Administrative Agent ]

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of September 23, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among McKesson Corporation, a Delaware corporation, McKesson Canada Corporation, a Nova Scotia unlimited company, each other Domestic Borrower party thereto, the Lenders from time to time party thereto, Bank of America, N.A. (acting through its Canada branch), as Canadian Administrative Agent, Bank of America, N.A., as Administrative Agent, and Wells Fargo Bank, National Association, as L/C Issuer.

The undersigned hereby requests (select one):

☐ A Borrowing of Committed Loaans	☐ A conversion of Loans

☐ A continuation of Loans

1. The Borrower is                     .

2. On         (a Business Day).

3. In the amount of                     .

4. Comprised of [Eurodollar Rate Loans] [Base Rate Loans][Canadian Prime Rate Loans]. [Type of Committed Loan requested ]

5. For Eurodollar Rate Loans: with an Interest Period of             months.

6. The Applicable Currency is [Dollars] [Canadian Dollars]

[The Borrowing requested herein complies with the proviso to the first sentence of Section 2.01(a) of the Agreement and, if made with respect to Canadian Loans, Section 2.01(b)(i) of the Agreement. ]

[BORROWER]

By:
Name:
Title:

Exhibit A-1

EXHIBIT B-1

FORM OF NOTE

[DOMESTIC LOANS]

FOR VALUE RECEIVED, the undersigned [McKesson Corporation, a Delaware corporation] (the “Borrower”), hereby promises to pay to [            ] or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of September 23, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, McKesson Canada Corporation, each other Domestic Borrower party thereto, the Lenders from time to time party thereto, Bank of America, N.A. (acting through its Canada branch), as Canadian Administrative Agent, Bank of America, N.A., as Administrative Agent, and Wells Fargo Bank, National Association, as L/C Issuer.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach Schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[MCKESSON CORPORATION]

By:
Name:
Title:

Exhibit B-1-1

EXHIBIT B-2

FORM OF NOTE

[CANADIAN LOANS]

FOR VALUE RECEIVED, the undersigned, McKesson Canada Corporation, a Nova Scotia unlimited company (the “Borrower”), hereby promises to pay to [            ] or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of September 23, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, McKesson Corporation, each other Domestic Borrower party thereto, the Lenders from time to time party thereto, Bank of America, N.A. (acting through its Canada branch), as Canadian Administrative Agent, Bank of America, N.A., as Administrative Agent, and Wells Fargo Bank, National Association, as L/C Issuer.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Canadian Administrative Agent for the account of the Lender in Canadian Dollars in immediately available funds at the Canadian Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach Schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

MCKESSON CANADA CORPORATION

By:
Name:
Title:

Exhibit B-2-1

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Exhibit B-2-2

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                     ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of September 23, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among McKesson Corporation, a Delaware corporation (the “Company”), McKesson Canada Corporation, a Nova Scotia unlimited company, each other Domestic Borrower party thereto, the Lenders from time to time party thereto, Bank of America, N.A. (acting through its Canada branch), as Canadian Administrative Agent, Bank of America, N.A., as Administrative Agent, and Wells Fargo Bank, National Association, as L/C Issuer.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Company, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.	Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such Section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Company ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company during the accounting period covered by the attached financial statements.

3. A review of the activities of the Company during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, the Company performed and observed each covenant and condition of the Loan Documents applicable to it.]

Exhibit C-1

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:

]

4. The representations and warranties of the Company contained in Article V of the Agreement, or which are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except for purposes of this Compliance Certificate, the representations and warranties contained in Section 5.08(a) of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b) respectively, of Section 6.01 of the Agreement, including the statements in connection with which the Compliance Certificate is delivered.

5. The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Certificate.

Exhibit C-2

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of             ,             .

MCKESSON CORPORATION

By:
Name:
Title:

Exhibit C-3

For the Quarter/Year ended         (“Statement Date”)

SCHEDULE 1

to the Compliance Certificate

	Maximum Total Debt to Capitalization Ratio	($ in 000’s)
1.	Total Debt:	$

2.	Net Worth (sum of Items 2(a), 2(b), 2(c) and 2(d), minus Item 2(e) below):	$

	(a) Capital stock:	$

	(b) Additional paid-in-capital:	$

	(c) Retained earnings (accumulated deficits):	$

	(d) Accumulated other comprehensive income:	$

	(e) Treasury stock	$

3.	Total Capitalization (sum of Items 1 and 2):	$

4.	Ratio of Total Debt (Item 1) to Total Capitalization (Item 3):		:

5.	Maximum Ratio Permitted under Section 7.04:		0.565:1.00

Exhibit C-4

EXHIBIT D

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [ Insert name of Assignor ] (the “Assignor”) and [ Insert name of Assignee ] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including Letters of Credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[and is an Affiliate/Approved Fund of [identify Lender]]

3.	Borrower(s):	McKesson Corporation and McKesson Canada Corporation and [ ]

4.	Administrative Agent	Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement, dated as of September 23, 2011, among McKesson Corporation, McKesson Canada Corporation, each other Domestic Borrower party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Bank of America, N.A. (acting through its Canada branch), as Canadian Administrative Agent, and Wells Fargo Bank, National Association, as L/C Issuer

Exhibit D-1

6.	Assigned Interest:

Facility Assigned	Aggregate amount of Commitment for all Lenders*	Amount of Commitment Assigned*		Percentage Assigned of Commitment[1]		CUSIP Number
Domestic Loans	$	$		[ .	]%

Canadian Loans	$	$		[ .	]%

	$	$		[ .	]%

7. Trade Date:			[2]

Effective Date:         , 20    [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and] Accepted: Bank of America, N.A., as Administrative Agent

By:
Name:
Title:

[1]	Set forth, to at least 9 decimals, as a percentage of the Commitment of all Lenders thereunder.
[2]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit D-2

[Consented to: MCKESSON CORPORATION

By:
Name:
Title:]

Exhibit D-3

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

CREDIT AGREEMENT

DATED AS OF SEPTEMBER 23, 2011

MCKESSON CORPORATION, MCKESSON CANADA CORPORATION, EACH OTHER

DOMESTIC BORROWER PARTY THERETO,

THE LENDERS PARTY THERETO, BANK OF AMERICA, N.A. (ACTING THROUGH ITS

CANADA BRANCH, AS CANADIAN

ADMINISTRATIVE AGENT, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, AND WELLS FARGO BANK, NATIONAL ASSOCIATION, AS L/C ISSUER

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Exhibit D-4

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit D-5

EXHIBIT E

FORM OF DRAWING NOTICE

Pursuant to that certain Credit Agreement, dated as of September 23, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among McKesson Corporation, a Delaware corporation, McKesson Canada Corporation, a Nova Scotia unlimited company, each other Domestic Borrower party thereto, the Lenders from time to time party thereto (the “Lenders”), Bank of America, N.A. (acting through its Canada branch), as Canadian Administrative Agent, Bank of America, N.A., as Administrative Agent and Wells Fargo Bank, National Association, as L/C Issuer, this represents McKesson Canada’s notice pursuant to Section 2.04(b) of the Agreement that McKesson Canada hereby requests a Drawing under the Agreement, and, in connection therewith, sets forth below the information relating to such Drawing as required by Section 2.04(b) of the Agreement:

1. The Drawing Date, which is a Business Day, is             ;

2. The aggregate Face Amount of Drafts to be accepted is Cdn.$             ;

3. The maturity date for such Drafts is             ,             , which represents a term to maturity of approximately [ Insert term of bill of exchange, which may be anywhere from 7 to 180 ] days.

Dated:	MCKESSON CANADA CORPORATION

By:
Name:
Title:

Exhibit E-1

EXHIBIT F

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of [            ] (this “Joinder Agreement”), is entered into among McKesson Corporation, a Delaware corporation (the “Company”), [INSERT NAME OF DOMESTIC SUBSIDIARY BORROWER], a [INSERT JURISDICTION AND TYPE OF ORGANIZATION OF DOMESTIC SUBSIDIARY BORROWER] (the “Additional Borrower”), and Bank of America, N.A., in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”), under and as defined in the Agreement referred to below.

RECITALS

A. The Company, McKesson Canada Corporation, a Nova Scotia unlimited company (“McKesson Canada”), and each other Domestic Borrower party thereto have entered into that certain Credit Agreement, dated as of September 23, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), with the Lenders from time to time party thereto, Bank of America, N.A. (acting through its Canada branch), as Canadian Administrative Agent, Bank of America, N.A., as Administrative Agent, and Wells Fargo Bank, National Association, as L/C Issuer, pursuant to which the Lenders and the L/C Issuer have agreed to make certain Credit Extensions to the Borrowers on behalf and for the benefit of the Borrowers on the terms and subject to the conditions set forth therein and the other Loan Documents.

B. The Additional Borrower is a wholly owned [in]direct Domestic Subsidiary of the Company that wishes to become a Borrower party to the Agreement, entitled to receive Credit Extensions thereunder.

C. Pursuant to Section 7.02(d) of the Agreement, the Company has requested that the Additional Borrower become a Borrower party to the Agreement, entitled to receive Credit Extensions thereunder, and the Agents, Lenders and L/C Issuer have agreed to such request.

AGREEMENT

1. 7.02(d) Domestic Subsidiary. By executing and delivering this Joinder Agreement, the Company hereby represents and warrants that Additional Borrower is a wholly-owned [in]direct Domestic Subsidiary of the Company that, concurrent herewith, is receiving a transfer of all of the Company’s pharmacology distribution business.

2. Joined as Borrower Under Agreement. By executing and delivering this Joinder Agreement as provided in Section 7.02(d) of the Agreement, the Additional Borrower hereby becomes a party to the Agreement as a Borrower thereunder with the same force and effect as if originally named therein as a Borrower and, without limiting the generality of the foregoing, hereby expressly and unconditionally assumes all obligations and liabilities of a Borrower thereunder. The Additional Borrower hereby irrevocably appoints the Company as its agent for all purposes relevant to the Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated in the Agreement and all modifications thereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders to any such Additional Borrower. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to such Additional Borrower.

Exhibit F-1

3. Supplement to Schedules; Representations and Warranties. The information set forth in Annex I to this Joinder Agreement is hereby added to the information set forth in the schedules to the Agreement. The Additional Borrower hereby represents and warrants that each of the representations and warranties contained in Article V of the Agreement, with respect to itself, is true and correct on and as the date hereof (after giving effect to this Joinder Agreement) as if made on and as of such date.

4. Governing Law. This Joinder Agreement shall be governed by, and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed entirely within such State; provided that the Agents, the L/C Issuer and each Lender shall retain all rights arising under Federal law.

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

MCKESSON CORPORATION

By
Name:
Title:

[INSERT NAME OF DOMESTIC SUBSIDIARY BORROWER]

By
Name:
Title:

Accepted:
BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Exhibit F-2

Annex I-A

to Joinder Agreement

SUPPLEMENT TO AGREEMENT SCHEDULES

Exhibit F-3

EXHIBIT G

FORM OF DOMESTIC BORROWER NOTICE

Date:                     ,

To:	McKesson Corporation

The Lenders party to the Agreement referred to below

Ladies and Gentlemen:

This Domestic Borrower Notice is made and delivered pursuant to Section 7.02(d) of that certain Credit Agreement, dated as of September 23, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among McKesson Corporation (the “Company”), McKesson Canada Corporation, each other Domestic Borrower party thereto, the Lenders from time to time party thereto, Bank of America, N.A. (acting through its Canada branch), as Canadian Administrative Agent, Bank of America, N.A., as Administrative Agent, and Wells Fargo Bank, National Association, as L/C Issuer, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Domestic Borrower Notice and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

The Administrative Agent hereby notifies Company and the Lenders that effective as of the date hereof [            ] shall be a Domestic Borrower and may receive Loans for its account on the terms and conditions set forth in the Agreement.

This Domestic Borrower Notice shall constitute a Loan Document under the Agreement.

BANK OF AMERICA, N.A., as Administrative Agent

By:
Title:

Exhibit G-1